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                                                                    Exhibit 99.3

                         CONSENT SOLICITATION STATEMENT

                                 AAIPHARMA INC.

                  SOLICITS CONSENTS AND WAIVERS RELATING TO ITS
   $175,000,000 AGGREGATE PRINCIPAL AMOUNT OF 11.5% SENIOR SUBORDINATED NOTES
                                    DUE 2010
                              (CUSIP NO. 00252WAB0)

      Subject to the terms and conditions set forth in this Consent Solicitation Statement, aaiPharma Inc. ("aaiPharma," "we" or "us") is soliciting (the "Consent Solicitation") consents ("Consents") of Holders (as defined below) as of the Record Date (as defined below) of the $175,000,000 outstanding aggregate principal amount of our 11.5% Senior Subordinated Notes due 2010 (the "Notes") to proposed amendments (the "Proposed Amendments") to certain provisions of the Indenture dated as of March 28, 2002, as amended by the First Supplemental Indenture dated as of April 20, 2004 (the "Indenture"), among aaiPharma, as issuer, certain subsidiaries of aaiPharma, as guarantors, and Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee (the "Trustee"), relating to:

      -     our ability to incur indebtedness under certain circumstances, and

      - our ability to engage in sale-and-leaseback transactions up to a specified amount.

      In this Consent Solicitation Statement, the term "Record Date" means 5:00 p.m., New York City time, on October 18, 2004, and the term "Holder" means (1) each person shown on the records of the registrar for the Notes as a holder on the Record Date or (2) any other person who has been authorized by proxy or in any other manner acceptable to aaiPharma to vote the applicable Notes on behalf of such Holder.

      Each Holder who consents to the Proposed Amendments will also be waiving (the "Waivers") certain notice and other procedural requirements for the payment of defaulted interest on the Notes. For a description of the Proposed Amendments and Waivers and the purposes and effects thereof, see "The Proposed Amendments and Waivers." Except where the context otherwise requires, references in this Consent Solicitation Statement to Consents to the Proposed Amendments will also include Consents to the Waivers.

      SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF SOME OF THE RISKS YOU SHOULD CONSIDER BEFORE YOU CONSENT TO THE PROPOSED AMENDMENTS AND WAIVERS.

      Approval of the Proposed Amendments and Waivers requires the receipt of valid and unrevoked Consents of Holders of not less than a majority in outstanding principal amount of Notes, excluding any Notes owned by us or any of our affiliates, by 10:00 a.m., New York City time, on Friday, October 29, 2004, unless we extend this date (the "Requisite Consents"). Notwithstanding the receipt of the Requisite Consents, the Proposed Amendments and Waivers will not become operative until certain other conditions described below are satisfied or, to the extent permissible, waived, including satisfaction or waiver of all conditions to the effectiveness of the Senior Debt Amendment (as defined below). In the event that we receive the Requisite Consents, and that all conditions described below under "The Consent Solicitation -- Conditions to the Consent Solicitation" are satisfied or, to the extent permissible, waived, we will make the payment of interest on the Notes that was due and payable on October 1, 2004, together with default interest as provided in the Notes (such interest and default interest, together, the "October 2004 Interest Payment"). WE INTEND TO MAKE tHE OCTOBER 2004 INTEREST PAYMENT SUBSTANTIALLY CONCURRENTLY WITH THE DATE ON WHICH THE PROPOSED AMENDMENTS AND WAIVERS BECOME OPERATIVE. Persons who were registered holders of Notes at the close of business on September 15, 2004 will be entitled to receive the October 2004 Interest Payment. For a more complete description of these conditions and certain other conditions to the Consent Solicitation, see "The Consent Solicitation -- Conditions to the Consent Solicitation."

      In the event that we receive the Requisite Consents, and that all conditions described below under "The Consent Solicitation -- Conditions to the Consent Solicitation" are satisfied or, to the extent permissible, waived, we will pay to the Holders of Notes who delivered valid and unrevoked Consents prior to the Expiration Date (as defined below), a cash payment equal to $5 per $1,000 principal amount of Notes for which Consents have been delivered by such Holder (the "Consent Fee"). HOLDERS OF NOTES FOR WHICH NO CONSENT IS DELIVERED PRIOR TO THE

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EXPIRATION DATE, FOR WHICH A CONSENT IS REVOKED PRIOR TO THE EXPIRATION DATE OR
WHO ARE AFFILIATES OF AAIPHARMA WILL NOT RECEIVE A CONSENT FEE, EVEN THOUGH THE PROPOSED AMENDMENTS AND WAIVERS, IF APPROVED, WILL BIND ALL HOLDERS AND THEIR TRANSFEREES.

      Regardless of the outcome of the Consent Solicitation, the Notes will continue to be outstanding and will continue to bear interest as provided in the Indenture. The changes included in the Proposed Amendments will not alter our obligation to pay the principal of or interest on the Notes or alter the stated interest rate, maturity date or redemption provisions of the Notes. If the Requisite Consents are not obtained and certain other conditions are not satisfied, you may not receive the October 2004 Interest Payment and the Proposed Amendments and Waivers will not become operative. See "Risk Factors -- Risks Relating to Not Consenting to the Proposed Amendments and Waivers."

      The Proposed Amendments will be effected by means of a supplemental indenture (the "Supplemental Indenture") to be executed by aaiPharma, certain subsidiaries of aaiPharma, and the Trustee. The Supplemental Indenture will be effective if we receive the Requisite Consents by the Expiration Date, and will become operative upon satisfaction or, to the extent permissible, waiver of the Conditions (as defined below).

      THE CONSENT SOLICITATION EXPIRES AT 10:00 A.M., NEW YORK CITY TIME, ON OCTOBER 29, 2004, UNLESS EXTENDED BY US (THE "EXPIRATION DATE"). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE EXPIRATION DATE, PROVIDED THAT IF WE EXTEND THE EXPIRATION DATE WE MAY CHOOSE NOT TO EXTEND THE PERIOD IN WHICH YOU MAY REVOKE A PREVIOUSLY DELIVERED CONSENT IF THE SUPPLEMENTAL INDENTURE BECOMES EFFECTIVE. AFTER THE SUPPLEMENTAL INDENTURE BECOMES EFFECTIVE, CONSENTS MAY NOT BE REVOKED EVEN IF THE SUPPLEMENTAL INDENTURE IS NOT YET OPERATIVE.

      PRIOR TO DELIVERING ANY CONSENT, YOU ARE ENCOURAGED TO READ AND CONSIDER CAREFULLY THIS ENTIRE CONSENT SOLICITATION STATEMENT, INCLUDING THE MATTERS DESCRIBED IN THE CONSENT FORM ATTACHED TO THIS CONSENT SOLICITATION STATEMENT AS EXHIBIT A (THE "CONSENT FORM").

      The date of this Consent Solicitation Statement is October 22, 2004.

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      The Proposed Amendments and Waivers will become effective upon receipt by the Tabulation Agent (as defined below) by the Expiration Date of the Requisite Consents, i.e., valid and unrevoked Consents from Holders representing not less than a majority in aggregate principal amount of outstanding Notes, excluding any Notes owned by us or any of our affiliates. The Proposed Amendments and Waivers will become operative only upon satisfaction or, to the extent permissible, waiver by aaiPharma of the following conditions (collectively, the "Conditions"):

      - the satisfaction or waiver of all conditions to the effectiveness of the Senior Debt Amendment, which Condition cannot be waived by us,

      - substantially concurrently with the date on which the Proposed Amendments and Waivers are to become operative, the making of the October 2004 Interest Payment (the "Interest Requirement"), which Condition cannot be waived by us, and

      - the other conditions described below under "The Consent Solicitation -- Conditions to the Consent Solicitation."

      AT SUCH TIME AS ALL THE CONDITIONS ARE SATISFIED OR (TO THE EXTENT PERMISSIBLE) WAIVED, ONLY HOLDERS WHO HAVE CONSENTED BY PROPERLY EXECUTING AND DELIVERING THEIR CONSENT FORM PRIOR TO THE EXPIRATION DATE, WITHOUT REVOKING SUCH CONSENT PRIOR TO THE EXPIRATION DATE, WILL BE ENTITLED TO RECEIVE THE CONSENT FEE. ALL OTHER HOLDERS (AND THEIR TRANSFEREES) WILL NOT BE ENTITLED TO RECEIVE ANY CONSENT FEE, BUT WILL BE BOUND BY THE PROPOSED AMENDMENTS AND WAIVERS IF THEY BECOME OPERATIVE.

      No Consent will be deemed to have been accepted unless and until the Supplemental Indenture is effective and the Requisite Consents have been received. Holders and their transferees may revoke Consents in accordance with the procedure set forth herein under the heading "The Consent Solicitation -- Revocation of Consents" and in the Consent Form at any time prior to the Expiration Date. We reserve the right, in our sole discretion and regardless of whether any of the Conditions have been satisfied, subject to applicable law, to
(1) extend the Expiration Date, (2) amend the terms of the Consent Solicitation or (3) modify the form or amount of the Consent Fee. See "The Consent Solicitation -- Expiration Date; Extensions; Amendments; Termination." We also reserve the right, in our sole discretion, subject to applicable law, to waive those Conditions over which we exercise discretion. See "The Consent Solicitation -- Conditions to the Consent Solicitation." We also reserve the right to terminate the Consent Solicitation at any time prior to the Expiration Date for any reason, or no reason.

      Only Holders are eligible to consent to the Proposed Amendments and Waivers. Any beneficial owner or registered holder of the Notes who is not a Holder of such Notes must either (1) arrange for the Holder to execute the Consent and deliver it to the Tabulation Agent on such beneficial owner's behalf or (2) obtain a proxy duly executed by the Holder authorizing the beneficial owner to execute and deliver to the Tabulation Agent the Consent with respect to the Notes on behalf of such Holder. ANY BENEFICIAL OWNER OF AN INTEREST IN THE NOTES HELD OF RECORD ON THE RECORD DATE BY THE DEPOSITORY TRUST COMPANY ("DTC"), OR ITS NOMINEES, THROUGH AUTHORITY GRANTED BY DTC, MAY DIRECT THE PARTICIPANT IN DTC (A "DTC PARTICIPANT") THROUGH WHICH SUCH BENEFICIAL OWNER'S NOTES ARE HELD ON THE RECORD DATE TO EXECUTE, ON SUCH BENEFICIAL OWNER'S BEHALF, OR MAY OBTAIN A PROXY FROM SUCH DTC PARTICIPANT AND EXECUTE DIRECTLY, AS IF SUCH BENEFICIAL OWNER WERE A HOLDER, A CONSENT FORM WITH RESPECT TO NOTES BENEFICIALLY OWNED BY SUCH BENEFICIAL OWNER ON THE RECORD DATE. Accordingly, we urge such beneficial owners to contact the person responsible for their account to obtain a valid proxy or to direct a Consent Form to be signed on their behalf with respect to their Notes.

      The transfer of Notes after the Record Date will not have the effect of revoking any valid Consent previously given by a Holder, and each properly completed and executed Consent Form will be counted notwithstanding any transfer of the Notes to which such Consent Form relates, unless the procedure for revoking Consents described herein and in the Consent Form has been complied with. See "The Consent Solicitation -- Revocation of Consents."

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      HOLDERS WHO WISH TO CONSENT MUST DELIVER THEIR PROPERLY COMPLETED AND
EXECUTED CONSENT FORM TO THE TABULATION AGENT AT THE ADDRESS SET FORTH ON THE BACK COVER PAGE OF THIS CONSENT SOLICITATION STATEMENT AND IN THE CONSENT FORM IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN. CONSENTS SHOULD NOT BE DELIVERED TO AAIPHARMA OR THE TRUSTEE. HOWEVER, WE RESERVE THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY AAIPHARMA OR THE TRUSTEE.

      You should direct any requests for assistance in completing and delivering Consent Forms or requests for additional copies of this Consent Solicitation Statement, the Consent Form or other related documents to the Tabulation Agent at the address or telephone number set forth on the back cover page hereof.

      DESCRIPTIONS IN THIS CONSENT SOLICITATION STATEMENT OF THE PROVISIONS OF THE INDENTURE ARE SUMMARIES AND DO NOT PURPORT TO BE COMPLETE. WHERE REFERENCE IS MADE TO PARTICULAR PROVISIONS OF THE INDENTURE, SUCH PROVISIONS, INCLUDING THE DEFINITIONS OF CERTAIN TERMS, ARE INCORPORATED HEREIN BY REFERENCE AS PART OF SUCH SUMMARIES, WHICH ARE QUALIFIED IN THEIR ENTIRETY BY SUCH REFERENCE. COPIES OF THE INDENTURE AND SUPPLEMENTAL INDENTURE ARE AVAILABLE UPON REQUEST SUBMITTED TO THE TABULATION AGENT AND COPIES OF THE INDENTURE (INCLUDING THE FIRST SUPPLEMENTAL INDENTURE) ARE FILED AS EXHIBITS TO OUR SEC FILINGS, WHICH ARE AVAILABLE AT THE SEC'S WORLDWIDE WEB SITE AT HTTP://WWW.SEC.GOV AND AT OUR WORLDWIDE WEB SITE AT HTTP://WWW.AAIPHARMA.COM.

      NEITHER THIS CONSENT SOLICITATION STATEMENT, THE CONSENT FORM NOR ANY RELATED DOCUMENTS HAVE BEEN FILED WITH THE SEC NOR ANY STATE SECURITIES COMMISSION. NO AUTHORITY HAS DETERMINED IF THIS CONSENT SOLICITATION STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS CONSENT SOLICITATION STATEMENT OR IN THE ACCOMPANYING CONSENT FORM AND OTHER MATERIALS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AAIPHARMA, THE TRUSTEE, THE TABULATION AGENT OR ANY OTHER PERSON. THE DELIVERY OF THIS CONSENT SOLICITATION STATEMENT SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR ANY ATTACHMENTS HERETO OR IN THE AFFAIRS OF AAIPHARMA OR ANY OF ITS SUBSIDIARIES SINCE THE DATE HEREOF.

      IN MAKING A DECISION IN CONNECTION WITH THE CONSENT SOLICITATION, HOLDERS MUST RELY ON THEIR OWN EXAMINATION OF AAIPHARMA AND THE TERMS OF THE CONSENT SOLICITATION, INCLUDING THE MERITS AND RISKS INVOLVED. HOLDERS SHOULD NOT CONSTRUE THE CONTENTS OF THIS CONSENT SOLICITATION STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. EACH HOLDER SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS WITH RESPECT TO ANY SUCH MATTERS CONCERNING THIS CONSENT SOLICITATION STATEMENT AND THE CONSENT SOLICITATION CONTEMPLATED HEREBY.

      This Consent Solicitation incorporates by reference any Current Reports on Form 8-K that we file with or furnish to the Securities Exchange Commission (the "SEC") on or after the date of this Consent Solicitation Statement and on or prior to the Expiration Date.

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                                TABLE OF CONTENTS


FORWARD-LOOKING STATEMENTS...........................................  iv

SUMMARY..............................................................   1

SELECTED HISTORICAL FINANCIAL DATA...................................   7

DEVELOPMENTS AFFECTING AAIPHARMA.....................................   9

RISK FACTORS.........................................................  13

THE PROPOSED AMENDMENTS AND WAIVERS..................................  28

THE CONSENT SOLICITATION.............................................  31

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES.........................  37

LITIGATION AND GOVERNMENTAL INVESTIGATIONS...........................  39

EXHIBIT A FORM OF CONSENT............................................ A-1

                                      * * *

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the SEC. THESE SEC FILINGS ARE AVAILABLE AT THE INTERNET WORLDWIDE WEB SITE MAINTAINED BY THE SEC AT HTTP://WWW.SEC.GOV AND AT OUR WEB SITE AT HTTP://WWW.AAIPHARMA.COM. You may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference rooms at Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

      This Consent Solicitation Statement incorporates by reference the following documents that we have previously filed with or furnished to the SEC:

      -     Annual Report on Form 10-K for the year ended December 31, 2003;

      - Quarterly Reports on Form 10-Q for the periods ended March 31, 2004 and June 30, 2004; and

      - Current Reports on Form 8-K dated August 11, 2004, September 28, 2004, September 30, 2004, October 7, 2004, October 13, 2004 and
            October 22, 2004.

      These documents contain important business and financial information about us that is not included in or delivered with this Consent Solicitation Statement. The information incorporated by reference is considered part of this Consent Solicitation Statement, except for any information superseded by information contained directly in this document or in later filed documents incorporated by reference in this document. This Consent Solicitation Statement also incorporates by reference all additional documents that we may file with or furnish to the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this document and the Expiration Date. These documents may include Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

                           TRADEMARKS AND TRADE NAMES

      We or our subsidiaries own the following registered and unregistered trademarks: Darvocet(R), Darvon(R), Darvon-N(R), Darvocet-N(R), Darvocet A500(TM), Brethine(R), Oramorph(R) SR, Roxanol(TM), Roxicodone(R), AzaSan(R), aaiPharma(R) and AAI(R). References in this document to Darvon are to Darvon(R) and Darvon-N(R) collectively and references to Darvocet are to Darvocet-N(R) and Darvocet A500(TM). We also reference trademarks owned by other companies. All references in this document to any of these terms lacking the "(R)" or "(TM)" symbols are defined terms that reference the products, technologies or businesses bearing the trademarks with these symbols.

                                      iii

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                           FORWARD-LOOKING STATEMENTS

      The information presented in this Consent Solicitation Statement includes forward-looking statements in addition to historical information. These statements involve known and unknown risks and relate to future events, our future financial performance or our projected business results. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "targets," "potential" or "continue" or the negative of these terms or other comparable terminology. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by us include:

      - those factors contained in the section entitled "Risk Factors" in this Consent Solicitation Statement,

      - our ability to satisfy the conditions to effectiveness of the Senior Debt Amendment on the proposed terms described herein,

      - our ability to comply with financial covenants under our senior credit agreement or other indebtedness or receive waivers of prospective defaults under such agreements,

      - our ability to generate sufficient cash from operations, asset sales and other transactions to fund our cash needs, and an inability to do so could result in our filing a voluntary petition for bankruptcy,

      - our ability to continue to operate in the ordinary course and manage our relationships with our lenders, bondholders, vendors and suppliers and employees,

      - our ability to effect the sale of some or all of the assets comprising our Pharmaceutical Division and other assets, if we choose to do so, on attractive terms or at all,

      - the investigations by the U.S. Attorney's office and the SEC into our financial reporting and related activity,

      -     the outcome of pending litigation filed against us,

      -     the outcome of pending litigations we have filed against others,

      -     significant changes in our management team,

      - demand for our products and services and the products we produce for others,

      -     the prices that we can obtain for our products and services,

      -     the level of competition we face,

      -     our ability to attract and retain product development projects,

      - distributors' and wholesalers' inventory levels and ordering and payment patterns,

      - timely success in product development and regulatory approvals for new products and line extensions, both for our proprietary products and products we develop for our customers,

      - market acceptance of new products and line extensions at levels that justify our cost of developing or acquiring these products,

      - actions by the United States Food and Drug Administration ("FDA") in connection with submissions related to our products or those of our competitors or customers,

                                       iv

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      -     other governmental regulations and actions affecting our products and services or those of our competitors,

      - third-party payer decisions and actions affecting our products or those of our competitors or customers,

      - our ability to participate in federal health care programs, including the Medicare and Medicaid programs,

      - developments in patent or other proprietary rights owned by us or others, and

      -     general conditions in the economy and capital markets.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements.

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                                     SUMMARY

      This Consent Solicitation Statement includes specific terms of the Consent Solicitation, including a description of the Proposed Amendments and Waivers, as well as information regarding our business. We have also attached as Exhibit A a copy of the Consent Form. The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the information appearing elsewhere in this Consent Solicitation Statement and the related Consent Form, and may not contain all the information that Holders need to make a decision regarding whether or not to consent to the Proposed Amendments and Waivers. We encourage Holders to read carefully this Consent Solicitation Statement, the related Consent Form and the documents to which we refer them, including the discussion of risks and uncertainties affecting our business included in the section of this Consent Solicitation Statement captioned "Risk Factors."

AAIPHARMA INC.

      aaiPharma is a science-based pharmaceutical company focused on pain management, with corporate headquarters in Wilmington, North Carolina. With more than 24 years of drug development expertise, we are focused on developing and marketing well-known, branded medicines in our targeted therapeutic areas. Our development efforts are focused on developing improved medicines from established molecules through our significant research and development capabilities.

      In 2001, we began acquiring established, branded pharmaceutical products. In 2003, we decided to focus more intently in the pain management therapeutic area.

      We operate through the following divisions:

      - Pharmaceuticals Division. Our Pharmaceuticals Division commercializes branded pharmaceutical products in our targeted therapeutic classes.

      - Research and Development Division. Our Research and Development Division provides research and development expertise, including through access to our portfolio of drug-delivery technologies and intellectual property rights.

      - AAI Development Services. AAI Development Services offers pharmaceutical product development services to our customers.

RECENT EVENTS

FAILURE TO MAKE OCTOBER 2004 INTEREST PAYMENT

      We failed to make the payment of interest on the Notes that was due and payable on October 1, 2004. If the October 2004 Interest Payment is not paid within 30 days after October 1, 2004, an event of default will exist under the Indenture and the Trustee or the holders of the Notes may accelerate the indebtedness owed pursuant to the Notes and exercise other available remedies, subject to the subordination provisions of the Indenture and the terms of the intercreditor agreement (the "Intercreditor Agreement") entered into in conjunction with the execution of the First Supplemental Indenture in April 2004. A cross-event of default will also exist under our senior secured credit facility permitting our senior lenders to accelerate the indebtedness thereunder.

SENIOR DEBT AMENDMENT

      On October 22, 2004, we announced the execution of an amendment to our senior secured credit facility (the "Senior Debt Amendment") that, subject to satisfaction or waiver of conditions to effectiveness, would increase the existing term loan facility under our senior secured credit facility by $30 million (the "Supplemental Term Loan"). Following effectiveness of the Senior Debt Amendment, our senior secured credit facility would consist of a term loan of up to $165 million and a revolving credit facility of up to $15 million.

      The interest rate on the entire senior secured credit facility, including the Supplemental Term Loan, would equal a defined LIBOR rate (with a floor of 2%) plus 8.25% per annum or a defined reference rate (with a floor of 4%) plus 7.25% per annum. We would pay a

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commitment fee equal to 0.75% per annum on any undrawn portion of the
Supplemental Term Loan, payable monthly in arrears.

      The Senior Debt Amendment would retain the April 21, 2007 maturity date of the senior secured credit facility and would add and adjust certain covenants (including financial covenants) and events of default under the senior secured credit facility. The conditions to effectiveness of the Senior Debt Amendment include, among other matters, obtaining the Requisite Consents under this Consent Solicitation Statement, the payment of certain fees and expenses, the delivery of closing documentation and all conditions to effectiveness of the Senior Debt Amendment being satisfied by October 29, 2004. We can provide no assurance that the conditions to the effectiveness of the Senior Debt Amendment will be satisfied.

      The Senior Debt Amendment has been filed on a Current Report on Form 8-K and is incorporated in this Consent Solicitation Statement by reference.

PRIOR AMENDMENTS AND WAIVERS TO SENIOR CREDIT FACILITY

      On August 9, 2004 and August 13, 2004, we and our senior secured lenders amended our senior secured credit facility to, among other things, increase the amount of the term loans under the facility by up to $10 million, extend the maturity date of the facility by one year to April 21, 2007, increase the interest rate on the loans by an additional 1.5% subject to potential incremental reduction based on our financial performance, adjust certain covenants under the senior secured credit facility and waive certain defaults and events of default. On August 13, 2004, we borrowed the full amount of the additional $10 million in term loans made available under this amendment.

      Effective as of October 8, 2004, we and our senior secured lenders amended our senior secured credit facility to, among other things, adjust financial covenants. The senior secured lenders also waived compliance with certain financial covenants in the senior secured credit facility for the quarter ended September 30, 2004 and the quarter ending December 31, 2004 provided that we meet minimum consolidated EBITDA thresholds (as defined in the senior secured credit facility). The amendment also added a minimum gross revenue requirement of $40 million for the quarter ending December 31, 2004 and consented to certain asset disposition transactions and receipt of a deferred purchase price payment pursuant to which we have received to date approximately $4.2 million. The amendment also waived any requirement to prepay the senior secured loans with the net proceeds of these transactions.

RECENT TRANSACTIONS

      We disposed of our investment in Aesgen, Inc. in connection with the acquisition of Aesgen by a third party. We and other former stockholders of Aesgen may receive additional contingent consideration upon regulatory approval and successful commercialization of the lead product in Aesgen's former pipeline. However, we can provide no assurance that any such payment will be due. In September 2004, we received a purchase price adjustment related to our sale of the M.V.I. and Aquasol product lines in April 2004. As a result of these transactions, we received an aggregate of approximately $4.2 million. Pursuant to the October 8, 2004 amendment to our senior secured credit facility, we were not required to apply the proceeds of these transactions to reduce our indebtedness under our senior secured credit facility.

POTENTIAL ASSET SALES

      We have engaged Rothschild Inc. to assist us in evaluating potential asset divestitures. We are exploring the potential sale of some or all of the assets comprising our Pharmaceuticals Division, as well as other assets that are no longer strategic to our long-term business plan. These asset sales, above a minimum threshold, would require the consent of our senior secured lenders but may not require the consent of holders of the Notes.

GOVERNMENTAL INVESTIGATIONS AND LITIGATION

      Beginning in April 2004, we have received subpoenas for document production and potential testimony issued by a grand jury of the United States District Court for the Western District of North Carolina related primarily to 2002 and 2003 financial information, the terms, conditions of employment and compensation arrangements of

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certain of our senior management personnel, compensation and incentive arrangements for employees responsible for the sale of our Brethine, Darvocet, Calcitriol, Azasan and Darvon Compound products, quantities of the foregoing products in distribution channels, financial benefits with respect to specified corporate transactions to our senior management and others, certain loans obtained by us, extensions of credit, if any, by us to officers or directors, accounting for sales and returns of our foregoing products, our analysts' conference calls on financial results, internal and external investigations of pharmaceutical product sales activities, and related matters. We have also received a subpoena from the SEC covering similar matters. In addition, we and certain of our current and former officers and directors have been named as defendants in purported stockholder class action lawsuits alleging violations of federal securities laws and a stockholder derivative action alleging violations of state law fiduciary responsibilities. We are also a party to other litigation described in "Litigation and Governmental Investigations." We have incurred, and likely will continue to incur in the near term, significant professional fees in connection with these matters and other pending litigation. Professional fees on a number of the matters described in this Consent Solicitation Statement, including these litigation matters and governmental investigations, may extend for several years.

MANAGEMENT CHANGES AND REDUCTION IN FORCE

      On September 27, 2004, our board of directors named Ludo Reynders, Ph.D. as our President and Chief Executive Officer and elected James G. Martin, Ph.D., a non-employee member of our board of directors, to serve as non-executive chairman of our board of directors. At that time, Frederick D. Sancilio ceased to serve as Chairman, President, Chief Executive Officer and Chief Scientific Officer, but continues to serve as a director of our company. On September 3, 2004, we announced that Vijay Aggarwal stepped down from his position as President of AAI Development Services to accept the position of Chief Executive Officer of Aureon Biosciences Corporation and that Steve Cottrell, Executive Vice President of Sales, Marketing and Project Management, had been promoted to the position of Interim President of AAI Development Services. Mr. Cottrell left aaiPharma on October 15, 2004 to join a company providing training services to the pharmaceutical industry.

      In September 2004, we reduced the size of our workforce by approximately 4%. We have estimated that the severance costs associated with this reduction in workforce will be approximately $1.5 million. This amount does not include any separation payments to Dr. Sancilio. We will incur significant additional restructuring charges in the quarter ended September 30, 2004 in connection with the closure of several leased facilities and the subleasing of leased aircraft.

DISCUSSIONS WITH HOLDERS OF NOTES

      We have held discussions with counsel for an ad hoc committee (the "Ad Hoc Committee") and its financial advisors. The terms of this Consent Solicitation, including the Proposed Amendments and Waivers, do not reflect any agreement or understanding with the Ad Hoc Committee or its representatives. We have agreed to reimburse the fees and expenses of the Ad Hoc Committee's legal counsel, Milbank, Tweed, Hadley & McCloy LLP, and its financial advisor, The Blackstone Group L.P. We have also agreed to pay The Blackstone Group a fee upon certain restructuring, repurchase or similar transaction involving the Notes completed within a certain time period.

SUMMARY OF THE CONSENT SOLICITATION

      The following is a summary of the principal terms and conditions of the Consent Solicitation and should be read in conjunction with the information appearing elsewhere in this Consent Solicitation Statement and the related Consent Form. This summary may not contain all the information that Holders need to make a decision regarding whether or not to consent to the Proposed Amendments and Waivers. Certain of the terms and conditions described below are subject to important limitations and exceptions. Capitalized terms used in this section "Summary of the Consent Solicitation" without being defined here or elsewhere in this Consent Solicitation Statement shall have the meanings set forth in the Indenture.

THE PROPOSED AMENDMENTS AND WAIVERS   We are seeking Consents to the Proposed
                                      Amendments and Waivers in order to, among other things:

                                      -  permit us to incur up to $30 million of
                                         additional indebtedness under credit
                                         facilities, including pursuant to the
                                         Senior Debt Amendment, and, in the
                                         event we are required to pay down
                                         senior debt with the proceeds of asset
                                         sales, additional senior debt in order
                                         to maintain $50 million in senior debt
                                         under credit facilities;

                                      -  permit us to enter into
                                         sale-and-leaseback transactions with
                                         aggregate Attributable Debt (as defined
                                         in the Indenture) not exceeding $20
                                         million without complying with the
                                         Fixed Charge Coverage Ratio test
                                         described in Section 4.20(1) of the
                                         Indenture; and

                                      -  obtain waivers of certain notice and
                                         other procedural requirements to enable
                                         us to provide for the payment of the
                                         October 2004 Interest Payment
                                         substantially concurrently with the
                                         date on which the Proposed Amendments
                                         and Waivers become operative. See "The
                                         Proposed Amendments and Waivers" for a
                                         description of the Proposed Amendments
                                         and Waivers.

CONSENT FEE                           In the event that we receive the Requisite
                                      Consents by the Expiration Date and the
                                      Conditions described herein are satisfied or, to the extent permissible, waived, the Proposed Amendments and Waivers will become operative, and we will pay to the Holders of Notes who delivered valid and unrevoked Consents prior to the Expiration
                                      Date, other than Holders who are our
                                      affiliates, a one-time cash payment equal to $5 per $1,000 principal amount of their Notes. See "The Consent Solicitation --
                                      Consent Fee."

REQUISITE CONSENTS                    Adoption of the Proposed Amendments and
                                      Waivers requires the receipt of valid and unrevoked Consents by the Expiration Date from Holders of at least a majority in aggregate principal amount of outstanding
                                      Notes, excluding any Notes owned by us or any of our affiliates.

RECORD DATE                           5:00 p.m., New York City time, on October
                                      18, 2004.

EXPIRATION DATE                       The Consent Solicitation will expire at
                                      10:00 a.m., New York City time, on October
                                      29, 2004, unless we extend it.

CONDITIONS TO THE CONSENT             In addition to the receipt of the
SOLICITATION                          Requisite Consents, the Consent
                                      Solicitation is subject to various
                                      Conditions, certain of which we may assert or waive. These Conditions include, without limitation, (1) satisfaction or waiver of all conditions to the effectiveness of the Senior Debt
                                      Amendment, (2) satisfaction of the
                                      Interest Requirement, and (3) certain
                                      other conditions. The Conditions described in clauses (1) and (2) are conditions for your benefit as Holders and cannot be waived by us. See "The Consent
                                      Solicitation -- Conditions to the Consent
                                      Solicitation."

                                      Following the receipt by the Trustee of
                                      evidence that the Requisite Consents have been obtained in accordance with the terms of the Indenture and have not been revoked prior to the Expiration Date, we and the Trustee will execute and deliver the Supplemental Indenture containing the Proposed Amendments. If the Conditions are satisfied or, to the extent permissible, waived, the Proposed Amendments will become operative and will bind all Holders and their transferees, regardless of whether a Holder delivered its Consent.

HOW TO CONSENT                        To consent to the Proposed Amendments and
                                      Waivers, Holders of Notes must deliver a Consent Form to the Tabulation Agent prior to the Expiration Date. See "The Consent
                                      Solicitation -- How to Consent."

SPECIAL PROCEDURES FOR BENEFICIAL     If a holder is a beneficial owner whose
OWNERS                                Notes are registered in the name of a
                                      broker, dealer, commercial bank, trust
                                      company or other nominee and such holder wishes to consent to the Proposed
                                      Amendments, it should promptly contact the person in whose name the Notes are registered and instruct that person to execute and deliver a Consent Form on its behalf.

REVOCATION OF CONSENT                 A Consent as to any Note may be revoked by
                                      the Holder granting such Consent, or any subsequent holder of such Note or portion of such Note evidencing the same debt as the consenting Holder's Note, if the Tabulation Agent receives a properly completed and executed written notice of revocation prior to the Expiration Date. A
                                      Consent becomes irrevocable upon the
                                      Expiration Date. We may extend the
                                      Expiration Date beyond 10:00 a.m., New
                                      York City time, on October 29, 2004
                                      without extending the period in which you may revoke a Consent. See "The Consent
                                      Solicitation -- Revocation of Consents."

CONSEQUENCES TO NON-CONSENTING        At such time as the Proposed Amendments
HOLDERS                               become operative, all then current holders
                                      of Notes, including non-consenting
                                      Holders, and all subsequent holders, will be bound by the Proposed Amendments.
                                      Holders who do not timely Consent to the Proposed Amendments prior to the
                                      Expiration Date, or who revoke their
                                      Consent prior to the Expiration Date, will not be eligible to receive the Consent
                                      Fee.

OCTOBER 2004 INTEREST PAYMENT         In the event that we receive the Requisite
                                      Consents and the Conditions are satisfied or (to the extent permissible) waived, we will make the October 2004 Interest
                                      Payment, which will include default
                                      interest. Persons who were registered
                                      holders of Notes at the close of business on September 15, 2004 will be entitled to receive the October 2004 Interest Payment.

TABULATION AGENT                      Global Bondholder Services Corporation is
                                      the Tabulation Agent for the Consent
                                      Solicitation. Holders can find the address and telephone numbers of the Tabulation
                                      Agent on the back cover page of this
                                      Consent Solicitation Statement.

TAX CONSEQUENCES TO HOLDERS           For a summary of certain U.S. federal
                                      income tax consequences to Holders upon
                                      the receipt of a Consent Fee and upon the adoption of the Proposed Amendments, see
                                      "Certain U.S. Federal Income Tax
                                      Consequences."

FEES AND EXPENSES                     We will bear all expenses of the Consent
                                      Solicitation. As a result, Holders are not required to pay any fees or expenses to the Tabulation Agent.

TERMINATION                           We reserve the right to terminate the
                                      Consent Solicitation at any time prior to the Expiration Date for any reason, or no reason.

RISKS Prior to delivering a Consent Form, you should carefully consider the risks described under the captions "Risk Factors" and "Litigation and Governmental Investigations."

                       SELECTED HISTORICAL FINANCIAL DATA

      The following financial information has been derived from our audited consolidated financial statements and related notes for each of the years in the five-year period ended December 31, 2003 and our unaudited consolidated financial statements and related notes for the six months ended June 30, 2004 and June 30, 2003. This information is only a summary, and you should read it in conjunction with our historical consolidated financial statements and the related notes contained in the annual and quarterly reports that we have previously filed with the SEC. See "Where You Can Find More Information" on page iii.

                                                             SIX MONTHS ENDED JUNE 30,
                                                                   (UNAUDITED)
                                                            ---------------------------
                                                                               2003
                                                               2004        (AS RESTATED)
                                                            ------------   ------------
STATEMENT OF OPERATIONS DATA:
Net revenues .............................................  $    105,730   $    115,083
Direct costs (excluding depreciation
  and royalty expense) ...................................        54,589         51,638
Selling ..................................................        24,101         15,935
General and administrative ...............................        25,840         21,319
Research and development .................................        10,713         10,074
Depreciation .............................................         4,037          3,835
Royalty Expense ..........................................         1,009            127
Professional fees - internal inquiry .....................         8,303              -
M.V.I. contingent payment/(gain on sale) .................        (6,545)             -
Restructuring charges ....................................         3,400              -
Intangible asset impairment ..............................             -              -
Direct pharmaceutical start-up costs .....................             -              -
Transaction, integration and restructuring costs (1) .....             -              -
                                                            ------------   ------------
Income (loss) from operations ............................       (19,717)        12,155
Other expense, net .......................................       (22,462)       (10,338)
                                                            ------------   ------------
Income (loss) before income taxes and cumulative effect of
   accounting change .....................................       (42,179)         1,817
Provision for (benefit from) income taxes ................           175            793
                                                            ------------   ------------

Income (loss) before cumulative effect of accounting
   change ................................................       (42,354)         1,024
Cumulative effect of a change in accounting principle,
   net of a tax benefit of $495 ..........................             -              -
                                                            ------------   ------------
Net income (loss) ........................................  $    (42,354)  $     (1,024)
                                                            ============   ============

Basic earnings (loss) per share (2) ......................  $      (1.48)  $       0.04
                                                            ============   ============
Weighted average shares outstanding ......................        28,544         27,590
                                                            ============   ============

Diluted earnings (loss) per share (2) ....................  $      (1.48)  $       0.04
                                                            ============   ============
Weighted average shares outstanding ......................        28,544         28,643
                                                            ============   ============


                                                                                       YEAR ENDED DECEMBER 31,
                                                            ------------------------------------------------------------------------
                                                                              2002
                                                                2003       (AS RESTATED)      2001           2000           1999
                                                            ------------   ------------   ------------   ------------   ------------
                                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenues .............................................  $   224,977   $    230,510   $    141,073   $    104,245   $    102,175
Direct costs (excluding depreciation
  and royalty expense) ...................................      114,837         90,697         67,197         47,642         52,611
Selling ..................................................       39,534         23,077         13,749         11,652         11,945
General and administrative ...............................       40,463         40,109         26,538         23,773         21,992
Research and development .................................       21,788         20,853         10,482         11,891         10,760
Depreciation .............................................        7,973          7,156          7,755          7,253          7,249
Royalty Expense ..........................................        1,095              -              -              -              -
Professional fees - internal inquiry .....................            -              -              -              -              -
M.V.I. contingent payment/(gain on sale) .................            -              -              -              -              -
Restructuring charges ....................................            -              -              -              -              -
Intangible asset impairment ..............................       20,600              -              -              -              -
Direct pharmaceutical start-up costs .....................            -              -          2,123              -              -
Transaction, integration and restructuring costs (1) .....            -              -              -              -          6,400
                                                            -----------   ------------   ------------   ------------   ------------
Income (loss) from operations ............................      (21,313)        48,618         13,229          2,034         (8,782)
Other expense, net .......................................      (15,892)       (26,958)        (4,090)        (1,916)        (1,409)
                                                            -----------   ------------   ------------   ------------   ------------
Income (loss) before income taxes and cumulative effect of
   accounting change .....................................      (37,205)        21,660          9,139            118        (10,191)
Provision for (benefit from) income taxes ................       (4,502)         8,542          3,199           (441)        (2,278)
                                                            -----------   ------------   ------------   ------------   ------------

Income (loss) before cumulative effect of accounting
   change ................................................      (32,703)        13,118          5,940            559         (7,913)
Cumulative effect of a change in accounting principle,
   net of a tax benefit of $495 ..........................            -              -              -           (961)             -
                                                            -----------   ------------   ------------   ------------   ------------
Net income (loss) ........................................  $   (32,703)  $     13,118   $      5,940   $       (402)  $     (7,913)
                                                            ===========   ============   ============   ============   ============

Basic earnings (loss) per share (2) ......................  $     (1.18)  $       0.48   $       0.22   $      (0.02)  $      (0.31)
                                                            ===========   ============   ============   ============   ============
Weighted average shares outstanding ......................       27,730         27,348         26,691         26,232         25,806
                                                            ===========   ============   ============   ============   ============

Diluted earnings (loss) per share (2) ....................  $     (1.18)  $       0.46   $       0.22   $      (0.02)  $      (0.31)
                                                            ===========   ============   ============   ============   ============
Weighted average shares outstanding ......................       27,730         28,359         27,462         26,657         25,806
                                                            ===========   ============   ============   ============   ============

                                               JUNE 30,
                                              (UNAUDITED)                                  DECEMBER 31,
                                      -------------------------  ----------------------------------------------------------------
                                                       2003                       2002
                                         2004      (AS RESTATED)    2003      (AS RESTATED)    2001         2000         1999
                                      -----------   -----------  -----------   -----------  -----------  -----------  -----------
                                                                         (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents ..........  $     7,677   $     8,132  $     8,785   $     6,532  $     6,371  $     1,225  $     1,988
Working capital ....................      (32,597)        5,282      (12,960)       15,357       20,493       10,558        6,507
Property and equipment, net ........       57,650        55,968       57,236        53,125       37,035       42,161       45,026
Total assets .......................      441,647       434,416      534,597       433,502      196,286      112,151      123,558
Long-term debt, less current portion      308,754       259,271      338,844       277,899       78,878          509          962
Redeemable warrants ................            -             -            -             -        2,855            -            -
Total stockholders' equity .........       34,918        99,393       74,723        95,254       76,364       65,721       66,558

(1) In connection with our merger with Medical & Technical Research Associates, Inc., we recorded a $6.4 million unusual item in 1999.

(2) All share and per share amounts have been restated to reflect the March 2003 three-for-two stock split for each period presented as if it had occurred at the beginning of the period.

                        DEVELOPMENTS AFFECTING AAIPHARMA

FAILURE TO MAKE OCTOBER 2004 INTEREST PAYMENT

      We failed to make the payment of interest on the Notes that was due and payable on October 1, 2004. If the October 2004 Interest Payment is not paid within 30 days after October 1, 2004, an event of default will exist under the Indenture and the Trustee or the holders of the Notes may accelerate the indebtedness owed pursuant to the Notes and exercise other available remedies, subject to the subordination provisions of the Indenture and the terms of the Intercreditor Agreement. A cross-event of default will also exist under our senior secured credit facility permitting our senior lenders to accelerate the indebtedness thereunder.

SENIOR DEBT AMENDMENT

      On October 22, 2004, we announced the execution of the Senior Debt Amendment, which, subject to satisfaction or waiver of conditions to effectiveness, would provide for the Supplemental Term Loan. The Supplemental Term Loan would be available in up to three draws made on or prior to January 15, 2005, with at least $15 million of such term loan being required to be drawn upon the effectiveness of the Senior Debt Amendment.

      Following effectiveness of the Senior Debt Amendment, our senior secured credit facility would consist of a term loan of up to $165 million and a revolving credit facility of up to $15 million. The entire senior secured credit facility (including the Supplemental Term Loan) would be senior to the Notes, would include all of our existing and future direct and indirect domestic subsidiaries as co-borrowers, and would be secured on a senior basis by substantially all of the assets of aaiPharma and our existing and future domestic subsidiaries. Pursuant to the Intercreditor Agreement entered into in connection with the First Supplemental Indenture on April 20, 2004, the liens on our assets securing the senior secured credit facility (including the Supplemental Term Loan) would rank senior in all respects to the liens securing the Notes and the guarantees of our obligations under the Notes made by certain of our subsidiaries (the "Subsidiary Guarantees").

      The interest rate on the entire senior secured credit facility, including the Supplemental Term Loan, would equal a defined LIBOR rate (with a floor of 2%) plus 8.25% per annum or a defined reference rate (with a floor of 4%) plus 7.25% per annum. We would pay a commitment fee equal to 0.75% per annum on any undrawn portion of the Supplemental Term Loan, payable monthly in arrears.

      The Senior Debt Amendment would retain the April 21, 2007 maturity date of the senior secured credit facility. Subject to exceptions set forth in the definitive documentation, loans under our senior secured credit facility (including the Supplemental Term Loan) would remain subject to current covenants requiring prepayment of loans with 50% of excess cash flow, 100% of the net cash proceeds of asset dispositions, subordinated debt issuances and extraordinary receipts and 50% of the net cash proceeds of equity issuances in excess of $30 million.

      All optional prepayments (and mandatory prepayments made with the net cash proceeds of asset sales) of our senior secured credit facility, including the Supplemental Term Loan, would be subject to a prepayment premium equal to 3.5% of the principal amount prepaid on or prior to August 9, 2005, 2.5% of the principal amount prepaid after August 9, 2005 but on or prior to August 9, 2006, and 1.5% of the principal amount prepaid after August 9, 2006 and on or prior to February 9, 2007.

      The proceeds of the loans under the Supplemental Term Loan would be used
(i) to fund payment of the October 2004 Interest Payment, (ii) to pay for fees, costs and expenses in connection with the Senior Debt Amendment and the other transactions described in this Consent Solicitation Statement, and (iii) for working capital and other general corporate purposes.

      The Senior Debt Amendment would retain substantially the same representations, warranties and affirmative and negative covenants as are provided in the existing senior secured credit facility, including limitations on liens, indebtedness, fundamental transactions, dispositions of assets, changes in the nature of our business, investments, acquisitions, capital and operating leases, capital expenditures, dividends, redemptions or other acquisitions of capital stock, redemptions or prepayments of other debt, transactions with affiliates, issuances of capital stock, modifications of indebtedness, organizational documents and other agreements, and retention of excess cash. The Senior Debt Amendment would add a covenant requiring us to retain Rothschild Inc. or another financial advisor to assist with our exploration of the potential sale of some or all of the assets comprising our Pharmaceuticals Division, as described under "Recent Events -- Potential Asset Sales".

      The Senior Debt Amendment would also maintain existing financial covenants, including a minimum fixed charge coverage ratio, a maximum total debt to trailing twelve-month EBITDA leverage ratio, but would eliminate the minimum gross revenue covenant for the quarter ended December 31, 2004. Compliance with the fixed charge coverage ratio and the leverage ratio would be waived through the first quarter of 2005 so long as defined minimum EBITDA thresholds are satisfied. In addition, the Senior Debt Amendment would retain the covenant requiring certain levels of cash or revolver availability and would increase the level of cash or revolver availability required for the period from March 31, 2005 through May 15, 2005 to $15,000,000.

      The Senior Debt Amendment would also substantially retain the existing events of default under the senior secured credit facility, including, among others, nonpayment of principal, interest or fees, violations of covenants, inaccuracy of representations and warranties, a cross-default to the Notes and other material indebtedness, bankruptcy events, and a change in control and would add an event of default if we fail to pursue in good faith the exploration of the potential sale of some or all of the assets comprising our Pharmaceutical Division or other non-core assets.

      The conditions to effectiveness of the Senior Debt Amendment include, among other matters, obtaining the Requisite Consents under this Consent Solicitation Statement, the payment of certain fees and expenses, the delivery of closing documentation and all conditions to effectiveness of the Senior Debt Amendment being satisfied by October 29, 2004. We can provide no assurance that the conditions to the effectiveness of the Senior Debt Amendment will be satisfied.

      The Senior Debt Amendment has been filed on a Current Report on Form 8-K and is incorporated into this Consent Solicitation Statement by reference.

PRIOR AMENDMENTS AND WAIVERS TO SENIOR CREDIT FACILITY

      On August 9, 2004 and August 13, 2004, we and our senior secured lenders amended our senior secured credit facility to, among other things, increase the amount of the term loans under the facility by up to $10 million, extend the maturity date of the facility by one year to April 21, 2007, increase the interest rate on the loans by an additional 1.5% subject to potential incremental reduction based on our financial performance, adjust certain covenants under the senior secured credit facility and waive certain defaults and events of default. On August 13, 2004, we borrowed the full amount of the additional $10 million in term loans made available under this amendment.

      Effective as of October 8, 2004, we and our senior secured lenders amended our senior secured credit facility to, among other things, adjust financial covenants. The senior secured lenders also waived compliance with certain financial covenants in the senior secured credit facility for the quarter ended September 30, 2004 and the quarter ending December 31, 2004 provided that we meet minimum consolidated EBITDA thresholds (as defined in the senior secured credit facility). The amendment also added a minimum gross revenue requirement of $40 million for the quarter ending December 31, 2004 and consented to certain asset disposition transactions and receipt of a deferred purchase price payment pursuant to which we have received to date approximately $4.2 million. The amendment also waived any requirement to prepay the senior secured loans with the net proceeds of these transactions.

RECENT TRANSACTIONS

      We disposed of our investment in Aesgen, Inc. in connection with the acquisition of Aesgen by a third party. We and other former stockholders of Aesgen may receive additional contingent consideration upon regulatory approval and successful commercialization of the lead product in Aesgen's former pipeline. However, we can provide no assurance that any such payment will be due. In September 2004, we received a purchase price adjustment related to our sale of the M.V.I. and Aquasol product lines in April 2004. As a result of these transactions, we received an aggregate of approximately $4.2 million. Pursuant to the October 8, 2004 amendment to our senior secured credit facility, we were not required to apply the proceeds of these transactions to reduce our indebtedness under our senior secured credit facility.

POTENTIAL ASSET SALES

      We have engaged Rothschild Inc. to assist us in evaluating potential asset divestitures. We are exploring the potential sale of some or all of the assets comprising our Pharmaceuticals Division, as well as other assets that are no longer strategic to our long-term business plan. These asset sales, above a minimum threshold, would require the consent of our senior secured lenders but may not require the consent of holders of the Notes.

GOVERNMENTAL INVESTIGATIONS

      Beginning in April 2004, we have received subpoenas for document production and potential testimony issued by a grand jury of the United States District Court for the Western District of North Carolina. The subpoenas related primarily to 2002 and 2003 financial information, the terms, conditions of employment and compensation arrangements of certain of our senior management personnel, compensation and incentive arrangements for employees responsible for the sale of our Brethine, Darvocet, Calcitriol, Azasan and Darvon Compound products, quantities of the foregoing products in distribution channels, financial benefits with respect to specified corporate transactions to our senior management and others, certain loans obtained by us, extensions of credit, if any, by us to officers or directors, accounting for sales and returns of our foregoing products, our analysts' conference calls on financial results, internal and external investigations of pharmaceutical product sales activities, and related matters. We have also received a subpoena from the SEC covering similar matters. We are cooperating with the investigations. See "Litigation and Governmental Investigations - Governmental Investigations; Regulatory Developments." There may be other governmental investigations of which we are not yet aware.

LITIGATION

      We and certain of our current and former officers and directors have been named as defendants in purported stockholder class action lawsuits and a stockholder derivative action alleging violations of federal securities laws and state law. These lawsuits were filed beginning in February 2004 and are pending in the U.S. District Court for the Eastern District of North Carolina. These lawsuits assert claims arising under state law, as well as under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder on behalf of a class of purchasers of our common stock during the period from January 31, 2002 through and including March 1, 2004. In addition, we, one of our former officers, certain of our employees and others have been named in a purported class action brought by an aaiPharma pension plan participant and beneficiary asserting claims under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") on behalf of a class of all persons who are or were participants or beneficiaries of the aaiPharma Inc. Retirement and Savings Plan during the period from April 24, 2002 to March 31, 2004. These securities and ERISA lawsuits are at an early stage, a lead plaintiff in the securities lawsuits was appointed on October 14, 2004, and a consolidated amended complaint in that lawsuit has not yet been served. The derivative action has not yet been formally served on us.

      In addition to the foregoing matters, we are also a party to several other lawsuits. We are involved in four lawsuits centered on our omeprazole-related patents, including one lawsuit brought by us against an alleged infringer of our patents and three lawsuits which were brought by third parties against us and are currently essentially inactive. Omeprazole is the active ingredient found in Prilosec, a drug sold by AstraZeneca. In August 2004, CIMA Labs, Inc. initiated a lawsuit against us in Minnesota state court seeking to recover the $11.5 million "break-up fee" paid to us pursuant to the merger agreement that we had entered into with CIMA on August 5, 2003, as well as $5 million in other costs. In addition, we are a party to a lawsuit pending in federal court in Georgia against Athlon Pharmaceuticals, Inc. regarding an agreement pursuant to which Athlon was to provide a contract sales force. Athlon is seeking to recover damages in connection with the termination of this agreement. Athlon has also filed a separate action against us in the same court alleging a breach of the purchase agreement pursuant to which we purchased Darvocet A500 from Athlon. See "Litigation and Governmental Investigations."

MANAGEMENT CHANGES AND REDUCTION IN FORCE

      On September 27, 2004, our board of directors named Ludo Reynders, Ph.D. as our President and Chief Executive Officer and James G. Martin, Ph.D., a non-employee member of our board of directors, was elected to serve as non-executive chairman of our board of directors. At that time, Frederick D. Sancilio ceased to serve as Chairman, President, Chief Executive Officer and Chief Scientific Officer, but continues to serve as a director of our company. In connection with Dr. Sancilio's departure, we expect to pay severance of approximately $1.9 million under Dr. Sancilio's employment agreement, which pursuant to an amendment to the employment agreement entered into in connection with Dr. Sancilio's departure is to be paid over 24 months rather than in a lump sum. This amount is in addition to any accrued salary and bonuses. On September 3, 2004, we announced that Vijay Aggarwal stepped down from his position as President of AAI Development Services to accept the position of Chief Executive Officer of Aureon Biosciences Corporation and that Steve Cottrell, Executive Vice President of Sales, Marketing and Project Management, had been promoted to the position of Interim President of AAI Development Services. Mr. Cottrell left aaiPharma on October 15, 2004 to join a company providing training services to the pharmaceutical industry.

      In September 2004, we reduced the size of our workforce by approximately 4%. We have estimated that the severance costs associated with this reduction in workforce will be approximately $1.5 million. This amount does not include the payments to Dr. Sancilio described above. We will incur significant additional restructuring charges in the quarter ended September 30, 2004 in connection with the closure of several leased facilities and the subleasing of leased aircraft.

SIGNIFICANT PROFESSIONAL FEES

      We have incurred, and likely will continue to incur in the near term, significant professional fees in connection with the governmental investigations and litigation described in "Litigation and Governmental Investigations." Professional fees on a number of matters described in this Consent Solicitation Statement, including certain litigation matters and governmental investigations, may extend for several years. In addition, we are paying significant professional fees to FTI Consulting, Inc., a leading provider of corporate finance, restructuring, forensic accounting, economic consulting and trial services, for help in addressing our financial and liquidity concerns and for the services of FTI Consulting personnel as our Interim Chief Operating Officer and Interim Chief Financial Officer. We have also agreed to pay the fees and expenses of the legal counsel to the Ad Hoc Committee of holders of the Notes and its financial advisors. We will also incur fees payable to our financial advisor in connection with potential asset sales.

DISCUSSIONS WITH HOLDERS OF NOTES

      We have had discussions with counsel for the Ad Hoc Committee and its financial advisors. The terms of this Consent Solicitation, including the Proposed Amendments and Waivers, do not reflect any agreement or understanding with the Ad Hoc Committee or its representatives.

                                  RISK FACTORS

      You should carefully consider the risks and uncertainties described below as well as all other information appearing elsewhere in this Consent Solicitation Statement before deciding whether to participate in the Consent Solicitation. The risks and uncertainties described below are intended to highlight risks and uncertainties that are specific to us but are not the only risks and uncertainties that we face. Additional risks and uncertainties, including those generally affecting the industry in which we operate, risks and uncertainties that we currently deem immaterial or risks and uncertainties generally applicable to companies that have recently undertaken transactions such as the Consent Solicitation, may also impair our business, the value of your investment and our ability to pay interest on, and repay or refinance, the Notes.

      The information in this Consent Solicitation Statement includes forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including those described in this section and elsewhere in this Consent Solicitation Statement. See
"Forward-Looking Statements."

                    RISKS RELATED TO THE CONSENT SOLICITATION

BY PROVIDING YOUR CONSENT, YOU WILL PERMIT US TO INCUR ADDITIONAL DEBT THAT WILL RANK SENIOR TO THE NOTES, AND IN THE EVENT THAT WE ARE NOT SUCCESSFUL IN OUR BUSINESS PLAN, THAT ADDITIONAL DEBT MAY REDUCE THE RECOVERY OF HOLDERS OF THE NOTES.

      We are seeking your Consent to permit an amendment to the Indenture that would allow us to incur $30 million of additional senior debt. If we receive the Requisite Consents, we intend to cause the Senior Debt Amendment to become effective and incur an additional $30 million in senior debt under the Supplemental Term Loan provided thereunder. We are also seeking your consent to an amendment to the Indenture that will permit us to incur additional senior debt in order to maintain $50 million in senior debt under credit facilities in the event that we are required to pay down senior debt with the proceeds of asset sales under Section 4.10 of the Indenture. In the event that we are unsuccessful in our business plan and seek or are forced to seek a judicial reorganization of our debts or a liquidation, the additional senior debt may reduce the recovery of holders of the Notes in that reorganization or liquidation below that which may otherwise have been the case.

THE ASSETS REMAINING AFTER POTENTIAL SALES OF ASSETS OF OUR PHARMACEUTICALS DIVISION AND OTHER ASSETS MAY BE INSUFFICIENT TO FUND THE REPAYMENT OF OUR REMAINING DEBT, INCLUDING THE NOTES, AND FOLLOWING THESE ASSET SALES WE WOULD HAVE FEWER ASSETS AVAILABLE TO SATISFY CLAIMS OF HOLDERS OF THE NOTES.

      We are exploring a sale of some or all of the assets of our Pharmaceutical Division, as well as other assets that are no longer strategic to our business plan. Pursuant to the terms of our senior secured credit facility, the proceeds from such sales must be applied to repay our debt under that facility and such payments will generally be subject to a prepayment penalty of up to 3.5% under that facility. The terms of this mandatory prepayment, including the prepayment penalty, would also apply to the Supplemental Term Loan. These asset sales, above a minimum threshold, would require the consent of our senior secured lenders but may not require the consent of the holders of the Notes. We cannot assure you that our operations remaining after these asset sales will generate sufficient cash to meet our liquidity needs, including payments due on the Notes. In addition, we are asking for your Consent to permit us to effect sale-and-leaseback transactions with aggregate Attributable Debt of up to $20 million without complying with the Fixed Charge Coverage Ratio test (as such terms are defined in the Indenture). Assets sold in sale-and-leaseback transactions may include assets that continue to be strategic to our business plan. Following any of these asset sales, including sales as part of sale-and-leaseback transactions, and the application of the net proceeds to repay our senior debt, we will have fewer assets available to satisfy the claims of holders of the Notes and could in certain circumstances described in the preceding risk factor borrow additional senior debt.

     RISKS RELATING TO NOT CONSENTING TO THE PROPOSED AMENDMENTS AND WAIVERS

FAILURE TO OBTAIN THE REQUISITE CONSENTS OF THE HOLDERS TO THE PROPOSED AMENDMENTS AND WAIVERS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR CASH FLOWS AND LIQUIDITY AND COULD RESULT IN OUR FILING OF A VOLUNTARY PETITION FOR BANKRUPTCY.

      If we do not obtain the Requisite Consents of the Holders to the Proposed Amendments and Waivers, we will be unable to borrow under the Supplemental Term Loan and we may not have sufficient funds to fund our operations and meet our short-term cash needs, including payment of the October 2004 Interest Payment. If the October 2004 Interest Payment is not paid within 30 days after October 1, 2004, an event of default will exist under the Indenture and the Trustee or the holders of the Notes may accelerate the indebtedness owed pursuant to the Notes and exercise other available remedies, subject to the subordination provisions of the Indenture and the terms of the Intercreditor Agreement. A cross-event of default will also exist under our senior secured credit facility permitting our senior lenders to accelerate the indebtedness thereunder. We cannot provide any assurance that we will be able to obtain the Requisite Consents to the Proposed Amendments and Waivers. Failure to obtain such Requisite Consents could have a material adverse effect on our cash flows and liquidity and could result in our filing of a voluntary petition for bankruptcy.

IF WE DO NOT TIMELY RECEIVE THE REQUISITE CONSENTS, WE MAY BE UNABLE TO MAKE THE OCTOBER 2004 INTEREST PAYMENT TO YOU.

      Although the senior lenders under our senior secured credit facility have not blocked us from making the October 2004 Interest Payment, we may not have sufficient cash available to fund that payment if we are unable to borrow under the Supplemental Term Loan. Unless we timely receive the Requisite Consents and enter into the Supplemental Indenture, we will not be permitted under the Indenture to make borrowings under the Supplemental Term Loan. If we do not timely receive the Requisite Consents, we may be unable to make the October 2004 Interest Payment to you.

IF A HOLDER DOES NOT CONSENT TO THE PROPOSED AMENDMENTS AND WAIVERS, AND THE PROPOSED AMENDMENTS ARE APPROVED, SUCH HOLDER SHALL NOT BE ENTITLED TO RECEIVE A CONSENT FEE, BUT SHALL NONETHELESS BE BOUND BY THE PROPOSED AMENDMENTS AND WAIVERS.

      If the Requisite Consents are received and the other Conditions are satisfied or, to the extent permissible, waived, all holders of Notes, including Holders and their transferees who did not execute Consents to the Proposed Amendments and Waivers, will be bound by the Proposed Amendments and Waivers. However, Holders who do not deliver valid and timely Consents to the Proposed Amendments and Waivers or who revoke previously delivered Consents prior to the Expiration Date will not be entitled to a Consent Fee. Holders of record as of September 15, 2004 will be entitled to any payment of the October 2004 Interest Payment regardless of whether they provide a valid Consent.

IF WE DEVELOP SOURCES OF LIQUIDITY OTHER THAN BY INCURRING INDEBTEDNESS OR IF WE INCUR INDEBTEDNESS IN COMPLIANCE WITH THE INDENTURE, WE MAY TERMINATE THIS CONSENT SOLICITATION.

      Subject to applicable laws, we reserve the right, in our sole discretion and regardless of whether any of the Conditions have been satisfied, at any time prior to the Expiration Date, to (1) terminate the Consent Solicitation for any reason, or for no reason, (2) extend the Expiration Date, (3) amend the terms of the Consent Solicitation or (4) modify the form or amount of the consideration to be paid pursuant to the Consent Solicitation. If we develop sources of liquidity other than by incurring indebtedness or if we incur indebtedness in compliance with the Indenture, we may terminate this Consent Solicitation.

                    RISKS RELATING TO OUR FINANCIAL CONDITION

OUR SUBSTANTIAL INDEBTEDNESS MAY SEVERELY LIMIT CASH FLOW AVAILABLE FOR OUR OPERATIONS AND COULD IMPAIR OUR ABILITY TO SERVICE DEBT OR OBTAIN ADDITIONAL FINANCING IF NECESSARY.

      We are highly leveraged. We currently have $135.0 million in senior term loans outstanding and a senior revolving credit facility in the amount of $15.0 million, of which loans aggregating $12.5 million are currently outstanding. In addition, we have $175.0 million of our Notes outstanding. We hope to borrow an additional $30.0 million as a term loan under the Supplemental Term Loan to meet our liquidity needs, subject to this Consent Solicitation. We have granted the lenders under our senior credit facility a lien on substantially all of our current and future property, including our intellectual property, and we have granted a second-priority lien on these assets to secure the Notes and the Subsidiary Guarantees. The terms of our senior secured credit facility and the Indenture restrict our ability to obtain funds by incurring further indebtedness.

      The substantial amount of payments on our outstanding debt and other payment obligations could, among other things:

      -     limit our ability to obtain additional financing,

      - limit our flexibility in planning for, or reacting to, changes in our business and the industry,

      - place us at a competitive disadvantage relative to our competitors with less debt,

      - render us more vulnerable to general adverse economic and industry conditions, and

      - require us to dedicate a substantial portion of our cash flow to service our debt.

      Our ability to make future payments on, and, if necessary, to refinance our debt, including the Notes, will depend on our ability to generate cash in the future, which may be influenced by general economic, business, financial, competitive, legislative, regulatory and other factors beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available in an amount sufficient to enable us to repay our debt, including the Notes, on or before maturity. We may need to refinance all or a portion of our debt, including the Notes, on or before maturity. We cannot assure you that we would be able to refinance any of our debt, including any credit facilities and the Notes, on commercially reasonable terms or at all.

WE ARE EXPLORING THE SALE OF SOME OF OUR ASSETS, INCLUDING SOME OR ALL OF THE ASSETS OF OUR PHARMACEUTICAL DIVISION, BUT CANNOT GIVE YOU ANY ASSURANCE THAT WE WILL BE ABLE TO COMPLETE THESE SALES ON A TIMELY BASIS ON ATTRACTIVE TERMS OR AT ALL.

      We have engaged Rothschild Inc. to assist us in evaluating potential asset divestitures. We are exploring the potential sale of some or all of the assets comprising our Pharmaceuticals Division, as well as other assets that are no longer strategic to our long-term business plan. We cannot assure you that we will be able to complete any of these asset sales on a timely basis, on attractive terms or at all.

OUR NEAR-TERM LIQUIDITY AND CASH FLOW MAY BE SIGNIFICANTLY AFFECTED BY RETURNS OF PRODUCT SOLD IN 2003.

      In 2003, we sold certain products to wholesalers on terms permitting the return of the product within six months if not then resold by the wholesaler, including approximately $9 million of launch quantity Darvocet A500 sold in the second half of 2003. In addition, during the second half of 2003, we sold $21 million of Brethine injectable to a specialty wholesaler and $10.4 million of our Darvocet-N 100, 500 count bottles, to repackagers that resulted in significant wholesaler channel inventory levels. In addition to the special return rights granted in product launches, each of our products may be returned to us near the expiration date of the product. If the wholesalers exercise their rights of return for these or other products, the issuance of either a credit on future sales or cash payment resulting from such returns could have a material effect on our liquidity in 2004. In addition, we are accounting for the shipments made to the specialty wholesaler under the consignment model. We received payment for these shipments in 2003. Thus, although we may record revenue in 2004 on the Brethine injectable product we sold in 2003, we will not receive any additional cash payments. Finally, to the extent that wholesaler channel inventories of our products exceed appropriate levels, as discussed above, our sales of those products in subsequent periods, and thus our cash flow, may be adversely affected.

WE ARE INCURRING SIGNIFICANT PROFESSIONAL FEES, INCLUDING IN CONNECTION WITH GOVERNMENTAL INVESTIGATIONS AND PENDING LITIGATION, THAT DEPLETE OUR CASH RESOURCES.

      We have incurred, and in the near term likely will continue to incur, significant professional fees in connection with the pending governmental investigations and litigation described in "Litigation and Governmental Investigations." In addition, we are paying significant professional fees to FTI Consulting for help in addressing our financial and liquidity concerns and for the services of FTI Consulting personnel as our Interim Chief Operating Officer and Interim Chief Financial Officer. We have also agreed to pay the fees and expenses of the legal counsel to the Ad Hoc Committee and its financial advisor. We will also incur fees payable to our financial advisor in connection with potential asset sales and to FTI Consulting in the event that the Consent Solicitation is successful. Further, we are incurring significant professional fees in connection with evaluating and improving our internal controls over financial reporting, including in connection with our efforts to document our internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002. Professional fees on a number of the matters described in this Consent Solicitation Statement, including securities and ERISA litigation and governmental investigations, may extend for several years. These professional fees have substantially increased, and in the near term may continue to substantially increase, our cash needs to an extent that cash from our operations may be insufficient to fund all of our cash needs.

OUR REDUCED CORPORATE CREDIT RATINGS MAY IMPAIR OUR ABILITY TO EFFECT FUTURE REFINANCINGS OF OUR INDEBTEDNESS OR INCREASE THE EXPENSE OF REPLACEMENT INDEBTEDNESS.

      On March 31, 2004, Moody's and Standard & Poor's each announced reductions in our corporate credit ratings. These reductions of our credit ratings could adversely affect our ability to effect a future refinancing of our indebtedness or increase the cost of implementing any other debt financing.

CUSTOMER CONCERNS WITH RESPECT TO OUR LIQUIDITY AND PENDING GOVERNMENTAL INVESTIGATIONS AND LITIGATION COULD MAKE IT DIFFICULT FOR US TO OBTAIN AND RETAIN FEE-FOR-SERVICE PROJECTS.

      Some customers and potential customers of our AAI Development Services Division have expressed concern with respect to issues regarding our liquidity and pending governmental investigations and litigation in deciding whether to place, or continue with, product development projects with us. A customer of our AAI Development Services Division has recently sought to terminate a long-term product development agreement, though we are continuing discussions with this customer to continue development services under discrete fee-for-service engagements. If we are unsuccessful in overcoming these customer concerns, we may fail to obtain new product development projects or retain existing product development projects, which would have a material adverse effect on our results of operations, financial condition and cash flow.

       RISKS RELATING TO PENDING GOVERNMENTAL INVESTIGATIONS AND LAWSUITS

AN ADVERSE JUDGMENT IN LITIGATION IN WHICH WE AND CERTAIN CURRENT AND FORMER EXECUTIVE OFFICERS, EMPLOYEES AND DIRECTORS ARE DEFENDANTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS AND LIQUIDITY.

      We and certain of our current and former officers and directors have been named as defendants in purported stockholder class action lawsuits alleging violations of federal securities laws and a stockholder derivative action alleging violations of state law fiduciary responsibilities. These lawsuits were filed beginning in February 2004 and are pending in the U.S. District Court for the Eastern District of North Carolina. The securities lawsuits assert claims arising under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder on behalf of a class of purchasers of our common stock during the period from January 31, 2002 through and including March 1, 2004 (the "Class Period"). The securities complaints allege generally that the defendants knowingly or recklessly made false or misleading statements during the Class Period concerning our financial condition and that our financial statements did not present our true financial condition and were not prepared in accordance with generally accepted accounting principles. The securities complaints seek certification as a class action, unspecified compensatory damages, attorneys' fees and costs, and other relief. By order dated April 16, 2004, the district court consolidated the securities lawsuits into one consolidated action. We expect that these plaintiffs will file a consolidated, amended complaint in December 2004, to which we will respond in lieu of responding to the individual complaints. The stockholder derivative suit asserts state law claims for breach of fiduciary duty, gross negligence, breach of contract, and insider trading, and seeks unspecified compensatory damages, attorneys' fees and costs, and other relief.

      In addition, we, one of our former officers, certain of our employees and others have been named in a purported class action brought by an aaiPharma pension plan participant and beneficiary asserting claims under ERISA on behalf of a class of all persons who are or were participants or beneficiaries of the aaiPharma Inc. Retirement and Savings Plan (the "Plan") during the period from April 24, 2002 to March 31, 2004. The complaint alleges generally that the defendants breached fiduciary duties owed under ERISA with respect to the investment of Plan assets in aaiPharma stock by misleading participants and beneficiaries of the Plan regarding our earnings, prospects, and business condition. The complaint seeks certification as a class action, unspecified compensatory damages, attorneys' fees and costs, and other relief. This ERISA lawsuit is pending in U.S. District Court for the Eastern District of North Carolina. We expect that the plaintiff will file a consolidated, amended complaint in December 2004. The proceedings in this matter are expected to be coordinated with the securities lawsuits described above.

      These lawsuits are at an early stage. A lead plaintiff in the securities litigation was appointed on October 14, 2004 and consolidated amended complaints have not yet been served in the securities and ERISA litigation. The derivative action has not yet been formally served on us. We are not required to file an answer or motion to dismiss in the securities and ERISA lawsuits until after service of a consolidated amended complaint on us in those actions, and no discovery has yet occurred in either the securities or derivative litigation.

      By, and subject to, the terms of our bylaws, we have certain obligations to indemnify the current and former officers, directors and employees of the Company who have been named as defendants in these lawsuits. We have purchased directors and officers liability insurance ("D&O insurance") that may provide coverage for some or all of these lawsuits and governmental investigations. We have given notice to our D&O insurance carriers of the securities and derivative suits described above, and the insurers have responded by requesting additional information and by reserving their rights under the policies, including the rights to deny coverage under various policy exclusions or to rescind the policies. There is a risk, however, that the D&O insurance carriers will rescind the policies or that some or all of the claims or expenses will not be covered by such policies; or that, even if covered, our ultimate liability will exceed the available insurance. Our fiduciary liability insurance carrier has denied coverage of claims made in connection with the ERISA litigation.

      In addition to the foregoing matters, we are also a party to several other lawsuits. We are involved in four lawsuits centered on our omeprazole-related patents, including one lawsuit brought by us against an alleged infringer of our patents and three lawsuits which were brought by third parties against us and are currently essentially inactive. Omeprazole is the active ingredient found in Prilosec, a drug sold by AstraZeneca. In August 2004, CIMA Labs, Inc. initiated a lawsuit against us in Minnesota state court seeking to recover the $11.5 million "break-up fee" paid to us pursuant to the merger agreement that we had entered into with CIMA on August 5, 2003, as well as $5 million in other costs. In addition, we are a party to a lawsuit pending in federal court in Georgia against Athlon Pharmaceuticals, Inc. regarding an agreement pursuant to which Athlon was to provide a contract sales force. Athlon is seeking to recover damages in connection with the termination of this agreement. Athlon has also filed a separate action against us in the same court alleging a breach of the purchase agreement pursuant to which we purchased Darvocet A500 from Athlon.

      Although we intend to vigorously pursue all of our claims and defenses available in these lawsuits, an adverse determination in these lawsuits or an inability to obtain payment under our D&O insurance policies for litigation and indemnification costs in the securities matters and derivative action and any damages ultimately borne by us as a result of these lawsuits could have a material adverse effect on our business, financial condition, results of operations or cash flows. See "Litigation and Governmental Investigations."

AN ADVERSE OUTCOME WITH RESPECT TO INVESTIGATIONS OF AAIPHARMA THAT ARE BEING CONDUCTED BY THE SEC AND THE U.S. ATTORNEY'S OFFICE COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS AND LIQUIDITY.

      In April 2004, in connection with an investigation conducted by the U.S. Attorney's Office for the Western District of North Carolina (the "U.S. Attorney's Office"), we received federal grand jury subpoenas for document production and potential testimony related to, among other things, certain transactions regarding our 2002 and 2003 financial information, the terms, conditions of employment and compensation arrangements of certain of our senior management personnel, compensation and incentive arrangements for employees responsible for the sale of our

Brethine, Darvocet, calcitriol, azathioprine and Darvon Compound products, quantities of the foregoing products in distribution channels, financial benefits with respect to specified corporate transactions to our senior management and others, certain loans obtained by us, extensions of credit, if any, by us to officers or directors, accounting for sales and returns of our foregoing products, our analysts' conference calls on financial results, internal and external investigations of pharmaceutical product sales activities, and related matters. The SEC has also commenced an investigation and we have received a subpoena from the SEC covering similar matters.

      We have agreed to cooperate fully with the government investigations, and share with the SEC and the U.S. Attorney's Office all results of the investigation of a special committee (the "Special Committee") of non-employee directors appointed by our board of directors in February 2004 to investigate unusual sales of certain of our products and other matters. The U.S. Attorney's Office, SEC and other government agencies that are investigating or might commence an investigation of aaiPharma could impose, based on a claim of fraud, material misstatements, violation of false claims law or otherwise, civil and/or criminal sanctions, including fines, penalties, and/or administrative remedies. If any government sanctions are imposed, which we cannot predict or reasonably estimate at this time, our business, financial condition, results of operations or cash flows could be materially adversely affected. These matters have resulted, and are expected to continue to result, in a significant diversion of management's attention and resources and in significant professional fees.

      In addition, there may be additional governmental investigations pending of which we are not yet aware.

WE HAVE CERTAIN OBLIGATIONS TO INDEMNIFY OUR OFFICERS AND DIRECTORS, AND WE MAY NOT HAVE SUFFICIENT INSURANCE COVERAGE AVAILABLE FOR THIS PURPOSE. WE MAY BE FORCED TO PAY THESE INDEMNIFICATION COSTS DIRECTLY, AND WE MAY NOT BE ABLE TO MAINTAIN EXISTING LEVELS OF COVERAGE, WHICH COULD MAKE IT DIFFICULT TO ATTRACT OR RETAIN QUALIFIED DIRECTORS AND OFFICERS.

      Our bylaws require that we indemnify our directors and officers under specified circumstances. Although we have purchased D&O liability insurance for our directors and officers to fund a portion of these obligations, if our insurance carriers should deny coverage, or if the indemnification costs exceed the insurance coverage, we may be forced to bear some or all of these indemnification costs directly, which could be substantial and may have an adverse effect on our business, financial condition, results of operations and cash flows. Our insurance carrier has denied coverage with respect to claims made in connection with the pending ERISA litigation. If the cost of this insurance increases significantly, or if this insurance becomes unavailable, we may not be able to maintain or increase our levels of insurance coverage for our directors and officers, which could make it difficult to attract or retain qualified directors and officers.

AS A RESULT OF OUR ANNOUNCEMENT REGARDING UNUSUAL SALES OF CERTAIN PRODUCTS, AND THE INCREASED SCRUTINY OF FINANCIAL DISCLOSURE GENERALLY, INVESTOR CONFIDENCE AND THE CONFIDENCE OF OUR LENDERS IN US HAS SUFFERED AND COULD SUFFER FURTHER.

      As a result of our announcement regarding unusual sales of certain products and the appointment of the Special Committee to investigate such sales, and the increased scrutiny of our financial disclosures generally, investor confidence and the confidence of our lenders in us has suffered and could suffer further. The U.S. Attorney's Office and the SEC are scrutinizing, among other matters, our financial reporting practices with respect to such unusual sales. The results of the Special Committee's investigation and the material modifications to our 2002 and 2003 financial results included in our Annual Report on Form 10-K for the year ended December 31, 2003 may have further adversely affected confidence in us and our ability to access capital markets. The institution of further litigation and government investigations arising from these matters could also have a material adverse impact on us.

CONCERNS WITH RESPECT TO OUR LIQUIDITY, AND THE CIRCUMSTANCES SURROUNDING OUR PENDING LITIGATION AND GOVERNMENTAL INVESTIGATIONS AND RECENT MANAGEMENT CHANGES AND REDUCTIONS IN FORCE COULD MAKE IT DIFFICULT FOR US TO HIRE AND RETAIN KEY PERSONNEL.

      Concerns with respect to our liquidity and the investigations by the SEC and/or the U.S. Attorney's Office and pending securities and ERISA class actions and other litigation, and recent changes to our management team and reductions in force, have created substantial uncertainty regarding our ability to focus on our business operations and remain competitive with other companies in our industry. Because of this uncertainty, we may have difficulty motivating and retaining key personnel or replacing key personnel who leave aaiPharma. In addition, due to the recent substantial declines in the price of our common stock, the exercise price of outstanding employee stock options substantially exceeds the trading price of our common stock. The loss in value of these stock options may affect our ability to retain our key employees, which could seriously harm our ability to generate revenue, manage day-to-day operations, and deliver our products and services.

                          RISKS RELATED TO OUR BUSINESS

OUR INTERNAL CONTROLS HAVE BEEN INADEQUATE AND COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND ABILITY TO CARRY OUT OUR BUSINESS PLAN.

      We have determined that unusual, significant sales of our Brethine injectable and Darvocet N-100 products occurred during the second half of 2003, and that certain wholesalers were given a right to return quantities of new products that we launched in 2003 to the extent that they had not sold the new products within a specified time. We have also become aware of opportunities for an employee or group of employees to take actions to circumvent our internal controls. Thus, we are continuing a review of our internal control structure. In addition, we may have to commit substantial resources, including time from our management team, to improve our internal controls which may negatively affect our ability to implement our business plan. Further, a control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system's objectives will be met. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and we cannot assure you that any design will succeed in achieving its stated goals under all potential future conditions. A failure of our controls and procedures to detect error or fraud could seriously harm our business and results of operations.

WE MAY HAVE OVERPAID FOR OUR BRANDED PRODUCT LINES, WHICH MAY NOT PRODUCE SUFFICIENT CASH FLOW TO REPAY INDEBTEDNESS INCURRED IN CONNECTION WITH THE ACQUISITION OR TO PROVIDE AN ACCEPTABLE RATE OF RETURN ON OUR INVESTMENT.

      We have increased our net revenues through a series of acquisitions of branded products. The acquisition prices that we paid were based upon many factors, including our analysis of sales history, forecasted sales, competition, and our judgment with respect to marketing potential, brand strength and product improvement opportunities. The revenues we derive from any of these product lines may be lower than amounts we expected when we acquired these product lines. We funded our significant product acquisitions, including Brethine, Darvon, Darvocet, Oramorph SR, Roxanol, and Roxicodone, with borrowings under predecessor senior credit facilities, and the net proceeds from our sale of the Notes. We may have overpaid for our branded product lines, and they may not produce sufficient cash flow to repay indebtedness incurred in connection with the acquisition or to provide an acceptable rate of return on our investment.

OUR BRANDED PRODUCTS ARE SUBJECT TO GENERIC COMPETITION AND INCREASED GENERIC SUBSTITUTION FOR OUR BRANDED PRODUCTS MAY RESULT IN A DECREASE IN OUR REVENUES AND MATERIALLY AFFECT OUR LIQUIDITY.

      Our branded products are subject to generic competition. Earlier in 2004, the Food and Drug Administration approved generic versions of our Roxicodone and Brethine injectable products. There is no proprietary protection for most of the branded pharmaceutical products that we sell, and as a result our branded pharmaceutical products are or may become subject to competition from generic substitutes. In May 2004, a generic version of injectable Brethine was introduced, which has significantly adversely affected our sales of that product (both as a result of a reduction in volume and pricing) and is expected to continue to do so and may result in the return of product sold in prior periods as the product expires. If our competitors can supply significant amounts of the generic product to the market, our revenues from sales of Brethine injectable product may be substantially reduced. In addition, given levels of inventory of this product in the distribution channel, our cash flows from sales of this product may be negatively affected and we may experience significant returns of this product which could materially adversely affect our liquidity. Generic substitutes for our branded products, which may be precisely identical to our branded products, are sold by competitors at significantly lower prices. If consumers and physicians do not believe that our branded products have greater benefits than their generic equivalents, they may elect generic equivalents or other substitute products in lieu of our branded products, which may result in decreased revenues for

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our branded products. Any further increase in the amount of generic and other competition against any one or more of our products could further lower prices and unit sales. In addition, pressures to reduce pharmaceutical costs, including from third-party payers such as health maintenance organizations, or HMOs, and health insurers, may result in physicians or pharmacies increasingly using generic substitutes. State and federal legislation, and decisions by state and federal government agencies with the power to determine or influence purchasing decisions on products sold to government agencies or through government-funded programs, may be enacted or made that would adversely affect purchases of branded pharmaceutical products. Such legislation or government agency decisions may more broadly mandate substitution of generic products for prescriptions written for branded products, establish preferred or exclusionary product lists that favor generic products, or otherwise establish or influence product purchases. Competition from generic products or additional legislation or regulatory developments favoring generic products, creating preferred or exclusionary product lists, or establishing or influencing purchasing decisions could cause our sales of branded products to decrease and could have a material adverse effect on our business, financial condition, and results of operations.

A SMALL NUMBER OF CUSTOMERS ACCOUNT FOR A LARGE PORTION OF OUR SALES AND THE LOSS OF ONE OF THEM, OR CHANGES IN THEIR PURCHASING OR PAYMENT PATTERNS OR INVENTORIES, COULD RESULT IN REDUCED SALES OR ADVERSELY IMPACT OUR FINANCIAL PERFORMANCE.

      We are heavily dependent on sales of our products to three large national wholesalers, McKesson Corporation, Cardinal Health Inc., and AmerisourceBergen Corporation, which then resell our products out of their inventories to pharmacies and other indirect customers for use in meeting ultimate prescription demand. Our results of operations, including, in particular, product sales revenue, may vary from quarter to quarter due to buying and payment patterns and inventories of our wholesalers. In the event wholesalers with whom we do business determine to limit their purchases of our inventory or withhold payments from us, sales of our products or our cash flows could be materially adversely affected. For example, concerns among wholesalers with respect to our financial condition could depress sales of our products. In addition, we believe that excess sales of our Brethine injectable and Darvocet N-100 products during the second half of 2003 will significantly reduce our sales of these products in 2004 and the sales of these products to date in 2004 have been significantly lower than 2003 levels. The small number of wholesale drug distributors, consolidation in this industry or financial difficulties of these distributors could result in the combination or elimination of warehouses, which could temporarily increase returns of our products or, as a result of distributors reducing inventory levels, delay the purchase of our products.

WE DO NOT ANTICIPATE RECEIVING FURTHER MATERIAL PAYMENTS IN CONNECTION WITH OUR SIGNIFICANT DEVELOPMENT AGREEMENT IN THE FUTURE, AND WE MAY BE UNABLE TO REPLACE THIS REVENUE STREAM.

      We have a significant development agreement under which we received product development revenues of $13.0 million in 2003, $16.9 million in 2002 and $14.9 million in 2001 and development services revenues of $2.7 million in 2003, $4.7 million in 2002 and $6.3 million in 2001. During this time period, we recorded research and development expenses of $1.0 million in 2003, $0.7 million in 2002 and $2.3 million in 2001 related to this agreement. In April 2004, we entered into an agreement to receive a prepayment of amounts that would otherwise be paid to us quarterly through the second quarter of 2005 under this significant development agreement. These payments would have aggregated $15.4 million, and in April 2004 we received approximately $15.0 million in gross proceeds from the prepayment. We do not anticipate that we will receive further material payments in connection with this significant development agreement in the future. If we are unable to replace this revenue stream, our results of operations and cash flows may be materially adversely affected.

WE ARE DEPENDENT ON THIRD PARTIES FOR THE MANUFACTURE OF OUR PRODUCTS AND FOR CRITICAL RAW MATERIALS AND SERVICES.

      We are dependent on third parties for certain essential business functions, and problems with these third-party arrangements could materially adversely affect our ability to manufacture and sell products and our business, financial condition, and results of operations.

      We are dependent on third parties for the manufacture of most of our proprietary products. Our manufacturing dependence upon third parties may adversely affect our profit margins and our ability to deliver our products on a timely and competitive basis. If we are unable to retain or replace third-party manufacturers on commercially acceptable terms, we may not be able to distribute our products as planned. If we encounter delays or

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

difficulties with contract manufacturers in producing or packaging our products, the distribution, marketing and subsequent sales of these products will be adversely affected, and we may have to seek alternative sources of supply, lose sales or abandon or divest a product line on unsatisfactory terms. We may be unable to enter into alternative supply arrangements at commercially acceptable rates on a timely basis, if at all. The manufacturers that we use may not be able to provide us with sufficient quantities of our products, and the products supplied to us may not meet our specifications. Moreover, failure of our contract manufacturers to follow good manufacturing practices as mandated by the FDA, could suspend or halt manufacturing at these sites. Additionally, modifications, enhancements, or changes in manufacturing sites of approved products are subject to FDA approval that we may or may not be able to obtain and that may be subject to a lengthy application process.

      After expiration of our existing third-party supply contracts, our manufacturing costs for those products supplied under these contracts could be higher and any transfer of manufacturing of these products, including any transfer to our own or new third-party manufacturing facilities, may cause us to incur significant manufacturing start-up costs. Our third-party supply contracts are scheduled to expire beginning over the next few years, and we may be unable to renew agreements with our current suppliers because in a number of cases our suppliers are companies from whom we acquired our branded products and the supply agreements were entered into in connection with the purchase of the branded product line. Additionally, any change of the manufacturing site of any of these products would require FDA approval of the new manufacturing facility. FDA approval, however, is not within our control, and we may not receive the necessary approval within our anticipated time schedule, if at all.

      We are also dependent on third parties for the supply of critical raw materials and packaging supplies. Sales of our products will be dependent on our ability to obtain FDA-approved supplies of raw materials, including active and inactive pharmaceutical ingredients, and packaging materials, at commercially acceptable prices and terms, in time to satisfy critical product development, testing, analytical and manufacturing activities, customer contracts, or our development plans. The FDA must approve the supply source of many ingredients for our products. The qualification of a new supply source could delay the manufacture of the drug involved. Arrangements with our foreign suppliers are subject to certain additional risks, including the availability of governmental clearances, export duties, political instability, currency fluctuations, and restrictions on the transfer of funds. Any constraints on the supply of raw materials could materially and adversely affect our business, financial condition, and results of operations.

      We use, and are dependent on, a contract distribution program for warehousing of our branded products. We have contracted with a national pharmaceutical product distribution company to provide warehousing, product distribution, inventory tracking, customer service and financial administrative assistance related to our product distribution program. We are dependent on the capabilities of this third party to distribute our products effectively. We do not have extensive experience performing these functions ourselves and may suffer significant disruption if in the future we have to perform these functions or find alternative providers.

OUR NEW PRODUCTS AND LINE EXTENSIONS, INCLUDING DARVOCET A500, MAY NOT PRODUCE REVENUES SUFFICIENT TO JUSTIFY THE COST OF ACQUIRING OR DEVELOPING THESE PRODUCTS OR OUR RELATED DIRECT COSTS AND SELLING EXPENSES.

      Our business plan for our Darvocet line extensions, including Darvocet A500, was based on the belief that these products would not be subject to immediate competition from generic products, although they would be subject to potential generic competition. In some jurisdictions, however, pharmacists may fill prescriptions written for Darvocet A500 and similar Darvocet line extension products with generic products that, though not recognized by the FDA as therapeutically equivalent to the Darvocet products, may be deemed by the pharmacist to be therapeutically equivalent to those products. It is our understanding that a pharmacist's profit margin on these generic products generally exceeds the pharmacist's profit margin on our branded Darvocet line extension products. These factors may result in lower revenues from these Darvocet line extensions than we had internally estimated. We have written off the full amount of the Darvocet A-500 assets we acquired in July 2003 because we do not anticipate additional material income from this product. Our new products and line extensions may not produce revenues sufficient to justify our cost of acquiring or developing these products or our direct costs and selling expenses.

IF WE CANNOT SELL OUR DARVOCET A500 AND OTHER PRODUCTS IN AMOUNTS GREATER THAN OUR MINIMUM PURCHASE REQUIREMENTS UNDER OUR SUPPLY AGREEMENT, OUR RESULTS OF OPERATIONS AND CASH FLOWS MAY BE ADVERSELY AFFECTED.

      Our original supply agreement for Darvocet A500 requires us to purchase certain minimum levels of this product over the initial three-year period of this agreement, subject to specified terms and conditions. We amended the agreement to allow other products manufactured by the third party on our behalf to count towards this minimum requirement, but have not yet agreed upon the terms for manufacturing these additional products, including price. If sales of our products do not significantly increase from current rates or we are unable to transfer the manufacturing of additional products to the third party in a timely manner, we may incur losses in connection with the purchase commitments under the supply agreement. In the event we incur losses in connection with the purchase commitments under the supply agreements, there may be a material adverse effect upon our results of operations and cash flows.

BECAUSE WE HAVE A LIMITED NUMBER OF PRODUCT LINES, A MATERIAL ADVERSE CHANGE IN ANY ONE OF OUR PRODUCT LINES COULD MATERIALLY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND CASH FLOWS.

      Our success is largely dependent upon a limited number of key product lines, which means that any unfavorable developments with respect to any one product line could materially adversely affect us. Sales of our branded product lines, particularly Darvon, Darvocet, and Brethine, represent a significant portion of our total revenues. The divestiture of our M.V.I. business reduced the number of key product lines that we sell. Accordingly, any factor adversely affecting sales of any of these products, such as the recent introduction of generic competitors of our injectable Brethine and Roxicodone products, could have a material adverse effect on our business, financial condition, and results of operations. In addition, any perceived problems with these products, such as any problem with their safety or efficacy, could have a similar material adverse effect.

WE MAY INCUR SUBSTANTIAL EXPENSE TO DEVELOP PRODUCTS THAT WE NEVER SUCCESSFULLY COMMERCIALIZE.

      We incur substantial research and development expenses, and other expenses, attempting to develop new or improved products or product line extensions. The products or line extensions to which we devote operational and financial resources could be commercial failures. Successful commercialization of products and product line extensions requires accurate anticipation of market and customer acceptance of particular products, customers' needs, the sale of competitive products, and emerging technological trends, among other things. Additionally, for successful product development, we must complete many complex formulation and analytical testing requirements and obtain regulatory approvals from the FDA and other regulatory agencies. When developed, new or reformulated drugs may not exhibit desired characteristics or may not be accepted by the marketplace. Complications can also arise during production scale-up. Our products and line extensions may encounter unexpected, unresolvable patent conflicts, or may not have enforceable intellectual property rights. Delays or problems also may arise from internal conflicts for resource availability, personnel errors or equipment failures. If we incur significant expenses for a product or line extension that we do not successfully develop and commercialize, there could be a material adverse effect on our business, financial condition and results of operations.

INTRODUCTIONS BY US OF LINE EXTENSIONS OF OUR EXISTING PRODUCTS MAY REQUIRE THAT WE MAKE UNEXPECTED CHANGES IN OUR ESTIMATES FOR FUTURE PRODUCT RETURNS AND RESERVES FOR OBSOLETE INVENTORY WHICH WOULD ADVERSELY AFFECT OUR OPERATING RESULTS.

      Part of our business strategy includes the introduction of line extensions of our existing products to create marketing advantages and extend the life cycles of our product lines. From time to time, we may seek to introduce line extensions on an expedited basis, even though there are significant levels of inventories of product which may be rendered obsolete or otherwise adversely affected by the line extension. This may require us to increase our estimate for returns of product on hand at wholesalers, which are recorded as a reduction of our net revenues, and increase our reserve for our inventory which is recorded as a direct cost. Accordingly, the introduction of line extensions may adversely affect our operating results.

THERE IS A RISK THAT WE MAY INCUR ADDITIONAL CHARGES FOR INTANGIBLE ASSET IMPAIRMENT.

      When we acquire the rights to manufacture and sell a product, we record the aggregate purchase price, along with the value of the product related liabilities we assume, as intangible assets. We use the assistance of valuation consultants to help us allocate the purchase price to the fair value of the various intangible assets we have acquired. Then, we must determine if each asset has an indefinite life or a definite life and estimate the economic useful life of each of the definite-lived intangible assets in order to amortize their cost as an expense in our statement of operations over the estimated economic useful life of the related asset. The factors that drive the actual economic useful life of a pharmaceutical product are inherently uncertain, and include physician loyalty and prescribing patterns, competition by products prescribed for similar indications, future introductions of competing products not yet FDA approved, the impact of promotional efforts and many other issues. We use all of these factors in initially estimating the economic useful lives of our products, and we also routinely monitor these factors for indications of appropriate revisions.

      In assessing the recoverability of our intangible assets, we must make assumptions regarding estimated undiscounted future cash flows and other factors. If the estimated undiscounted future cash flows do not exceed the carrying value of the intangible assets, we must determine the fair value of the intangible assets. If the fair value of the intangible assets is less than their carrying value, an impairment loss will be recognized in an amount equal to the difference. If these estimates or their related assumptions change in the future, we may be required to record impairment changes for our intangible assets. In addition, material adjustments to our forecasted revenues from the sales of any of our acquired product lines, including Brethine and Darvocet, may require us to employ different assumptions with respect to our estimated cash flows. We review intangible assets for impairment at least annually and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If we determine that an intangible asset is impaired, a non-cash impairment charge is recognized.

      Because circumstances after an acquisition can change, we may not realize the value of intangible assets. If we were to determine that impairment of our intangible assets has occurred, we would be required to write-off the impaired portion of the unamortized intangible assets, which could have a material adverse effect on our results of operations in the period in which the write-off occurs. In addition, in the event of a sale of any of our assets, we cannot be certain that our recorded value of such intangible assets would be recovered.

WE MAY BE UNABLE TO SECURE OR ENFORCE ADEQUATE INTELLECTUAL PROPERTY RIGHTS TO PROTECT THE NEW PRODUCTS OR TECHNOLOGIES WE DEVELOP, AND OUR EXISTING INTELLECTUAL PROPERTY RIGHTS MAY NOT BE ADEQUATE TO PROTECT US OR PROVIDE US WITH A COMPETITIVE ADVANTAGE.

      Our ability to successfully commercialize new products or technologies is dependent upon our ability to secure and enforce strong intellectual property rights, generally patents, and we may be unable to do so. To obtain patent protection, we must be able to successfully persuade the U.S. Patent and Trademark Office and its foreign counterparts to issue patents on a timely basis and possibly in the face of third-party challenges. Even if we are granted a patent, our rights may later be challenged or circumvented by third parties. The issuance of a patent is not conclusive as to its validity or enforceability. Litigation to enforce our patents generally will involve substantial professional fees and costs and may ultimately prove to be unsuccessful. In addition, we may receive notices from third parties regarding patent claims against us or our subsidiaries. Any such claims, with or without merit, could be time-consuming to defend, result in costly litigation, divert our management's attention and resources, and cause us to incur significant expenses or, in the event of adverse decisions, significant damages owed to the patent owner. In addition, any potential intellectual property litigation could require that we stop selling our products, obtain a license from the owner to sell or use the relevant intellectual property, which we may not be able to obtain on favorable terms, if at all, or modify our products to avoid using the relevant intellectual property. In the event of a successful claim of infringement against us, our business, financial condition and results of operations could be materially and adversely affected.

      Additionally, we also rely on trade secrets and other unprotected proprietary knowledge, which we generally seek to protect by confidentiality, non-disclosure and assignment of invention agreements with our employees, consultants, licensees and other companies. These agreements, however, may be breached or may not be enforceable, or we may not have adequate remedies for a breach by the other party. Additionally, our trade secrets may become known by our competitors. Parties to those agreements may claim rights to intellectual property arising out of their work. The disclosure or misappropriation of our intellectual property for any of these reasons could materially and adversely affect our business, financial condition or results of operations.

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

WE MAY BE UNABLE TO OBTAIN GOVERNMENT APPROVAL FOR OUR PRODUCTS OR COMPLY WITH GOVERNMENT REGULATIONS RELATING TO OUR BUSINESS.

      The commercialization of pharmaceutical products is subject to extensive federal, state and local regulation in the United States and similar foreign regulation. We do not know the extent to which we may be affected by legislative and other regulatory actions and developments concerning various aspects of our operations, our products and the health care field generally. We do not know what effect changes in governmental regulation and other actions or decisions by governmental agencies may have on our business in the future. Any changes could require changes to manufacturing methods or facilities, pharmaceutical importation, expanded or different labeling, new approvals, the recall, replacement or discontinuance of certain products, additional record keeping, price or purchase controls or limitations, and expanded documentation of the properties of certain products and scientific substantiation. Any regulatory changes could have a material adverse effect on our business, financial condition and results of operations or our competitive position. The manufacturing, processing, formulation, packaging, labeling, distribution, importation, pricing, reimbursement and advertising of our products, and disposal of waste products arising from these activities, are also subject to regulation by the U.S. Drug Enforcement Administration, the Federal Trade Commission, the U.S. Consumer Product Safety Commission, the U.S. Department of Agriculture, the Occupational Safety and Health Administration, the U.S. Environmental Protection Agency, the U.S. Customs Service and the Centers for Medicare and Medicaid Services, as well as state, local and foreign governments.

      Before marketing most drug products, we are required to obtain approval from the FDA based upon pre-clinical testing, clinical trials showing safety and effectiveness, chemistry and manufacturing control data, and other data and information. The generation of the required data is regulated by the FDA and can be time-consuming and expensive, and the results might not justify approval. Our FDA product filings may not be approved in a timely manner, if at all, and we may be unable to meet other regulatory requirements for our products. Pharmaceutical products also must be distributed, sampled, advertised and promoted in accordance with FDA requirements. Even if we are successful in obtaining all required pre-marketing approvals, post-marketing requirements and any failure on our part to comply with other regulations could result in suspension or limitation of approvals or commercial activities pertaining to affected products. The FDA could also require reformulation of products during the post-marketing stage.

      All of our drugs must be manufactured in conformity with current Good Manufacturing Practice regulations, as interpreted and enforced by the FDA, and drug products subject to an FDA-approved application must be manufactured, processed, packaged, held and labeled in accordance with information contained in the application. Additionally, modifications, enhancements or changes in manufacturing sites of approved products are, in many circumstances, subject to FDA approval, which may be subject to a lengthy application process or which we may be unable to obtain. Our facilities, including the facilities used in our development services business and those of our third-party manufacturers, are periodically subject to inspection by the FDA and other governmental agencies, and operations at these facilities could be interrupted or halted if such inspections are unsatisfactory.

      Failure to comply with FDA or other governmental regulations can result in fines, unanticipated compliance expenditures, recall or seizure of products, total or partial suspension of production or distribution, suspension of the FDA's review of our product applications, termination of ongoing research, disqualification of data for submission to regulatory authorities, enforcement actions, injunctions and criminal prosecution. Under certain circumstances, the FDA also has the authority to revoke previously granted drug approvals. Although we have instituted internal compliance programs, if compliance is deficient in any significant way, it could have a material adverse effect on us. Most of our suppliers are subject to similar regulations and periodic inspections.

      The federal health care program antikickback statute makes it illegal for anyone to knowingly and willfully make or receive "kickbacks" in return for any health care item or service reimbursed under any federally financed healthcare program. This statute applies to arrangements between pharmaceutical companies and the persons to whom they market, promote, sell and distribute their products. Federal false claims laws prohibit any person from knowingly making a false claim to the federal government for payment. Recently, several pharmaceutical companies have been prosecuted under these laws, even though they did not submit claims to government healthcare programs. The prosecutors alleged that they were inflating drug prices they report to pricing services, which are in turn used by the government to set Medicare and Medicaid reimbursement rates. Pharmaceutical companies also have been prosecuted under these laws for allegedly providing free products to customers with the expectation that the customers would bill federal programs for the products. Additionally, the majority of states have laws similar to

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the federal antikickback law and false claims laws. Sanctions under these federal and state laws include monetary penalties, exclusion from reimbursement for products under government programs, criminal fines and imprisonment. While we have internal policies and practices requiring compliance with the health care fraud and abuse laws and false claims laws, it is possible that some business practices could be subject to challenge under one or more of these laws, which could have a material adverse effect on our business, financial condition and results of operations.

      On January 2, 2004, we received separate letters from the Kentucky Office of Attorney General and the Florida Office of Attorney General advising that each was currently investigating allegations regarding our pricing practices related to our average manufacturer price and best price calculations that are used by the government to set Medicaid reimbursement rates. Neither letter requested that we provide any information, and each letter merely requested that we retain all documents with respect to these calculations pursuant to a newly adopted federal regulation that would have permitted the destruction of these documents three years after the applicable prices were reported, except to the extent we were aware of an ongoing investigation. It is our understanding that many other pharmaceutical companies received similar letters at that time from attorneys general in a number of states and that such letters may have been in response to the new federal regulation that would have otherwise allowed the destruction of documents reflecting these pricing calculations. A number of attorneys general, including the Florida and Kentucky attorneys general, petitioned the U.S. Secretary of Health and Human Services to withdraw the new regulation. We are not aware of any further developments in these investigations.

      Additionally, our business involves the controlled storage, use and disposal of hazardous or highly potent materials. We are subject to numerous environmental laws and regulations in the jurisdictions in which we operate. Although we believe that our safety procedures for handling and disposing of these hazardous materials comply in all material respects with the standards prescribed by law and regulation in each of our locations, the risk of accidental contamination or injury from hazardous materials cannot be completely eliminated. In the event of an accident, we could be held liable to governmental authorities or private parties for any damages that result, and the liability could exceed our resources. In addition, we could be held liable for costs associated with contamination of properties currently or formerly occupied by us, or at other parties' disposal sites where we dispose or have disposed of hazardous wastes, even though this contamination may have been caused by third parties or the disposal may have complied with the regulatory requirements then in place. Current or future environmental laws and regulations, or adverse changes in the way current laws and regulations are interpreted or enforced, may materially adversely affect our business, financial condition and results of operations. We maintain liability insurance for some environmental risks that our management believes to be appropriate and in accordance with industry practice. However, we may incur liabilities beyond the limits or outside the coverage of our insurance and may not be able to maintain insurance on acceptable terms.

      In connection with our activities outside the U.S., we are subject to foreign regulatory requirements governing the testing, approval, manufacture, labeling, marketing and sale of pharmaceutical products. These requirements vary from country to country. Even if FDA approval has been obtained for a product, approval by comparable regulatory authorities of foreign countries must be obtained prior to marketing the product in those countries. For example, some of our foreign operations are subject to regulations by the European Medicines Evaluations Agency and the U.K. Medicines Control Agency. The approval process may be more or less rigorous from country to country, and the time required for approval may be longer or shorter than that required in the U.S. Clinical studies conducted outside of any particular country may not be accepted by that country, and the approval of a pharmaceutical product in one country does not assure that the product will be approved in another country. In addition, regulatory agency approval of pricing is required in many countries and may be required for our marketing of any drug in those countries.

PRODUCT LIABILITY CLAIMS OR PRODUCT RECALLS COULD HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

      We face an inherent business risk of exposure to product liability claims in the event that the use of our products or products that we manufacture for others is alleged to have resulted in adverse effects. Such risks will exist even with respect to those products that receive regulatory approval for commercial sale. While we will take what we believe are appropriate precautions, we may not be able to avoid significant product liability exposure. Although we maintain product liability insurance, this insurance may not be sufficient to cover all potential claims against us or involving our products or products manufactured for others. Also, adequate insurance coverage for existing and future products may not be available in the future at acceptable costs, if at all. The assertion of this type of claim could have a material adverse affect on our business, financial condition and results of operations. Product

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

recalls may be issued at our discretion or at the discretion of government agencies or others having regulatory authority for pharmaceutical product sales. Recalls also could have a material adverse effect on our business, financial condition and results of operations.

WE ARE VULNERABLE TO PRESSURES FROM THIRD-PARTY PAYERS.

      Our commercial success in product sales will depend on patients being reimbursed by third-party health care payers, such as government and private health insurers and managed care organizations. Third-party payers are increasingly challenging the pricing of medical products and services. For example, third-party payers strenuously discourage use of branded products when generic substitutes are available, although they may prefer established branded products over more expensive newer products for the same indication. As a result, reimbursement may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in product acquisition and development. If adequate reimbursement levels are not provided, our business, financial condition and results of operations could be materially and adversely affected.

      The market for our products may also be limited by other actions of third-party payers. For example, many managed health care organizations are now limiting the pharmaceutical products that are on their lists of approved drugs. The resulting competition among pharmaceutical companies to place their products on these formulary lists has created a trend of downward pricing pressure in the industry. In addition, many managed care organizations are pursuing various ways to reduce pharmaceutical costs and are considering formulary contracts primarily with those pharmaceutical companies that can offer a broad line of products for a given class of therapy or disease, which we cannot do. Our products may not be included on the approved drug list of managed care organizations, and downward pricing pressures in the industry generally could materially and adversely impact our business, financial condition and results of operations.

NEW LEGISLATION OR REGULATORY PROPOSALS MAY ADVERSELY AFFECT OUR REVENUES.

      A number of legislative proposals aimed at reducing the costs of medical products and services have been enacted or proposed. For example, certain state governments have enacted legislation that seeks to reduce the price paid by the Medicaid program for prescription drugs. In Florida and Michigan, pharmaceutical companies that sell drugs reimbursed under state Medicaid programs are now required to offer rebates in addition to the existing rebates mandated by Federal law in order for their prescription drugs to be placed on the state's preferred list of drugs eligible for Medicaid reimbursement. A number of states are considering additional legislation and other measures that would, if enacted, further adversely affect revenues from the sale of branded drugs, for example, through limits on the purchase of branded drugs by state institutions and restrictions on reimbursement for branded drugs in programs subject to state jurisdiction.

      In addition, in 2000, Congress directed the FDA to adopt regulations allowing the reimportation of approved drugs originally manufactured in the United States back into the United States from other countries where the drugs were sold at a lower price. Although the Secretary of Health and Human Services has refused to implement this directive, in July 2003 the House of Representatives passed a similar bill that does not require the Secretary of Health and Human Services to act. The reimportation bills have not yet resulted in any new laws or regulations; however, these and other initiatives could decrease the price we receive for our products. For most of our branded products, we own only the U.S. distribution rights, while others own the rights to distribute these products outside the United States. Accordingly, sales of our products in the United States could be adversely affected by the importation of equivalent products that are manufactured by others and are available outside the United States.

      Changes in the Medicare, Medicaid or similar governmental programs or the amounts paid by those programs for our services may adversely affect our earnings. These programs are highly regulated and subject to frequent and substantial changes and cost containment measures. In recent years, changes in these programs have limited and reduced reimbursement to providers. The Medicare Prescription Drug, Improvement and Modernization Act of 2003, creates a new, voluntary prescription drug benefit under the Social Security Act, which we refer to as "Medicare Drug Benefit." Beginning in 2006, Medicare beneficiaries entitled to Part A or enrolled in Part B, as well as certain other Medicare enrollees, will be eligible for the Medicare Drug Benefit. Regulations implementing the Medicare Drug Benefit have not yet been published, and the Medicare Drug Act requires that the Federal Trade Commission conduct a study and make recommendations regarding additional legislation that may be needed concerning the Medicare Drug Benefit. We are unable at this time to predict or estimate the financial impact of this new legislation.

      Additionally, several large pharmaceutical companies have recently adopted discount plans for the elderly. Our business, financial condition and results of operations could be materially and adversely affected if recently established or future legislative or regulatory programs that are designed to reduce the costs of medical products and services are effective or require consumers to use generic substitutes or other alternatives for our branded products.

OUR BUSINESS IS SUBJECT TO CHANGING REGULATION OF CORPORATE GOVERNANCE AND PUBLIC DISCLOSURE THAT HAS INCREASED BOTH OUR COSTS AND THE RISK OF NONCOMPLIANCE.

      Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and NASDAQ, have recently issued new requirements and regulations and continue developing additional regulations and requirements in response to recent corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these new regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities.

      In particular, our efforts to prepare to comply with Section 404 of the Sarbanes-Oxley Act and related regulations regarding our management's required assessment of our internal control over financial reporting and our independent auditors' attestation of that assessment has required, and continues to require, the commitment of significant financial and managerial resources. Although management believes that ongoing efforts to improve our internal control over financial reporting will enable management to provide the required report, and our independent auditors to provide the required attestation, under Section 404 as of December 31, 2004, we can give no assurance that such efforts will be completed on a timely and successful basis to enable our management and independent auditors to provide the required report and attestation.

      Moreover, because the new and changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

                       THE PROPOSED AMENDMENTS AND WAIVERS

      The summaries of provisions of the Proposed Amendments and Waivers to the Indenture set forth below are qualified in their entirety by reference to the full and complete terms contained in the Indenture and the Supplemental Indenture. Certain terms of the Supplemental Indenture may differ from the summary provided below. Copies of the Indenture and Supplemental Indenture may be obtained from the Tabulation Agent upon request. Capitalized terms used in this section without definition (here or elsewhere in this Consent Solicitation Statement) shall have the meanings set forth in the Indenture.

      The Proposed Amendments and Waivers and the Supplemental Indenture will become effective if we receive the Requisite Consents by the Expiration Date. In addition, in order for the Proposed Amendments and Waivers to become operative, the Conditions, including the making of the October 2004 Interest Payment, must be satisfied or, to the extent permissible, waived. The proposed Waivers would waive certain notice and other procedural requirements to enable us to provide for the payment of the October 2004 Interest Payment substantially concurrently with the date on which the Proposed Amendments and Waivers become operative, as more completely described below under " -- The Proposed Waivers."

      YOU ARE NOT BEING REQUESTED TO WAIVE ANY DEFAULT OR EVENT OF DEFAULT RESULTING FROM OUR FAILURE TO MAKE THE OCTOBER 2004 INTEREST PAYMENT AS AND WHEN DUE UNDER THE TERMS OF THE INDENTURE AND THE NOTES. IF THE REQUISITE CONSENTS ARE DELIVERED BY THE EXPIRATION DATE (AND NOT REVOKED PRIOR TO THE EXPIRATION
DATE) AND THE OTHER CONDITIONS ARE SATISFIED OR, TO THE EXTENT PERMISSIBLE, WAIVED BY US, THE PROPOSED AMENDMENTS AND WAIVERS WILL BECOME OPERATIVE, AND WE WILL MAKE THE OCTOBER 2004 INTEREST PAYMENT, WHICH WE MUST DO SUBSTANTIALLY CONCURRENTLY WITH THE DATE ON WHICH THE PROPOSED AMENDMENTS BECOME OPERATIVE. SEE "THE CONSENT SOLICITATION -- CONDITIONS TO THE CONSENT SOLICITATION."

      CONSENTS TO THE PROPOSED AMENDMENTS ARE DEEMED CONSENTS TO THE PROPOSED WAIVERS. THE PROPOSED AMENDMENTS AND WAIVERS CONSTITUTE A SINGLE PROPOSAL, AND A CONSENTING HOLDER MUST CONSENT TO THE PROPOSED AMENDMENTS AND WAIVERS AS AN ENTIRETY AND MAY NOT CONSENT SELECTIVELY WITH RESPECT TO CERTAIN OF THE PROPOSED AMENDMENTS OR PROPOSED WAIVERS.

      Regardless of whether the Proposed Amendments become operative, the Notes will continue to be outstanding in accordance with all other terms of the Notes and the Indenture. The changes sought to be effected by the Proposed Amendments will not alter our obligation to pay the principal of or interest on the Notes or alter the stated interest rate or maturity date or redemption provisions of the Notes.

      The Proposed Amendments will be effected through a Supplemental Indenture to be executed by aaiPharma, certain subsidiaries of aaiPharma and the Trustee if we receive the Requisite Consents by the Expiration Date. Quotes from the Supplemental Indenture in this Consent Solicitation Statement are substantially consistent with the Supplemental Indenture. Accordingly, pursuant to the Consent Solicitation, if the Requisite Consents are delivered by the Expiration Date (and not revoked prior to the Expiration Date) and the other Conditions are satisfied or, to the extent permissible, waived by us, the Proposed Amendments and Waivers will become operative as described herein. Additionally, in order for the Proposed Amendments to become operative, we must make the October 2004 Interest Payment substantially concurrently with the date on which the Proposed Amendments become operative. Consents are not revocable at or after the Expiration Date and the Proposed Amendments and Waivers, once operative, will bind all Holders and any transferees, including Holders who do not consent to the Proposed Amendments.

      Once the Proposed Amendments and Waivers become operative, we will have irrevocably agreed to pay the Consent Fee to all Holders who have delivered (and not validly revoked prior to the Expiration Date) their Consents by the Expiration Date in accordance with the procedures of the Consent Solicitation, other than Holders who are our affiliates. Non-consenting Holders, however, will not be entitled to receive the Consent Fee. Notwithstanding the foregoing, no Consent will be valid for more than 90 days after the Record Date.

THE PROPOSED AMENDMENTS

      The Proposed Amendments would amend Section 4.09 of the Indenture to permit us to incur up to $30 million of additional indebtedness under credit facilities, including the Supplemental Term Loan described above under "Developments Affecting aaiPharma -- Senior Debt Amendment." The Proposed Amendments would also amend Section 4.09 of the Indenture to permit us to incur additional senior debt in order to maintain $50 million in senior debt under credit facilities in the event that we are required to pay down senior debt with the proceeds of asset sales under Section 4.10 of the Indenture. In addition, the Proposed Amendments would amend Section 4.20 of the Indenture to permit sale-and-leaseback transactions involving Attributable Debt not exceeding $20 million without compliance with the Fixed Charge Coverage Ratio test set forth in clause (1) of Section 4.20 of the Indenture.

      - Section 4.09(1) of the Indenture would be amended to read as follows:

            "(1)(A) the incurrence by the Company or any Guarantor of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability thereunder) not to exceed $170 million, less the aggregate amount of all Net Proceeds of Asset Sales (other than the sale of the M.V.I. and Aquasol product lines) applied by the Company or any of its Restricted Subsidiaries to repay such Indebtedness and to effect a corresponding commitment reduction thereunder pursuant to Section 4.10 hereof, and (B) if the aggregate principal amount of Indebtedness that can be incurred pursuant to clause (1)(A) above is reduced at any time to less than $50 million by the application of the Net Proceeds of Asset Sales to repay such Indebtedness and to effect a corresponding commitment reduction thereunder pursuant to Section 4.10 hereof, the incurrence by the Company or any Guarantor of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability thereunder) not to exceed the difference between $50 million and the aggregate principal amount of Indebtedness that can be incurred pursuant to clause (1)(A) above."

      - Section 4.20(1) of the Indenture would be amended to read as follows:

            "(1) either (A) the aggregate outstanding Attributable Debt relating to all such sale and leaseback transactions does not exceed $20 million or
      (B) the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of Section 4.09;

THE PROPOSED WAIVERS

      As discussed herein, we have not made the October 2004 Interest Payment. If the Requisite Consents are delivered and not revoked prior to the Expiration Date and the other Conditions are satisfied or, to the extent permissible, waived by us, we will be permitted to make the October 2004 Interest Payment, which we must do substantially concurrently with the date on which the Proposed Amendments become operative.

      Section 2.13 of the Indenture specifies the procedures for making payments of defaulted interest on the Notes. That section provides that if we default in a payment of interest on the Notes, we must pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the persons who are holders of the Notes on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 of the Indenture. That section also provides that we must fix the special record date and payment date. However, the special record date must be at least 10 days before the payment date. Further, at least 15 days before the special record date, we (or the Trustee) must mail to the holders of the Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.

      The effect of these provisions is that we may not make the October 2004 Interest Payment until at least 25 days after we fix a special record date and payment date and mail notice to the holders of the Notes. As discussed herein, we intend to make the October 2004 Interest Payment if the Requisite Consents are delivered prior to the Expiration Date (and not revoked prior to the Expiration Date) and the other Conditions are satisfied or (to the extent permissible) waived, in order that the Proposed Amendments will become operative. We have fixed September 15, 2004 as the record date for purposes of determining the persons who are entitled to receive the October 2004 Interest Payment. We would not be able to make the October 2004 Interest Payment in this manner and in compliance with the Indenture without obtaining a waiver from the Holders with respect to our failure to comply with the requirements of Section 2.13. By executing a Consent Form, Holders waive any defaults and events of default under the Indenture with respect to our failure to comply with such requirements.

                            THE CONSENT SOLICITATION

GENERAL

      We are seeking Consents to the Proposed Amendments and Waivers to the Indenture, as described under "The Proposed Amendments and Waivers," which will permit the execution and delivery by the Company of the Supplemental Indenture to effect the Proposed Amendments. Approval of the Proposed Amendments and Waivers requires the consent of Holders of not less than a majority in outstanding principal amount of Notes, excluding any Notes owned by us or any of our affiliates. The Proposed Amendments and Waivers are being presented as one proposal. Consequently, the delivery of a Consent by a Holder is a delivery of a Consent to all Proposed Amendments and Waivers, and a Consent purporting to consent to only some of the Proposed Amendments and Waivers will not be valid. See "The Proposed Amendments and Waivers."

      Regardless of the outcome of the Consent Solicitation, the Notes will continue to be outstanding and will continue to bear interest as provided in the Indenture. The changes included in the Proposed Amendments will not alter our obligation to pay the principal of or interest on the Notes or alter the stated interest rate, maturity date or redemption provisions of the Notes.

      The Proposed Amendments and Waivers will become effective if we receive valid and unrevoked Consents constituting the Requisite Consents by the Expiration Date. In addition, the Proposed Amendments and Waivers will become operative with respect to the Notes only upon satisfaction, or waiver by us, if permissible, of the Conditions. See " -- Conditions to the Consent Solicitation" below. In the event that we receive the Requisite Consents and the Conditions are satisfied or, to the extent permissible, waived, we will make the October 2004 Interest Payment, which will include default interest. If we do not receive the Requisite Consents or the Conditions are not satisfied or, to the extent permissible, waived, our failure to make the October 2004 Interest Payment within 30 days after October 1, 2004 will become an event of default under the Indenture that will permit acceleration of the Notes and the exercise of other available remedies, subject to the subordination provisions of the Indenture and the terms of the Intercreditor Agreement. A cross-event of default will also exist under our senior secured credit facility permitting our senior lenders to accelerate the indebtedness thereunder. See "Risk Factors -- Risks Relating to Not Consenting to the Proposed Amendments and Waivers -- Failure to obtain the Requisite Consents of the Holders to the Proposed Amendments and Waivers would have a material adverse effect on our cash flows and liquidity and could result in our filing a voluntary petition for bankruptcy."

      We will execute the Supplemental Indenture if we receive valid and unrevoked Consents constituting the Requisite Consents by the Expiration Date. IF THE SUPPLEMENTAL INDENTURE IS EXECUTED AND THE PROPOSED AMENDMENTS BECOME OPERATIVE UPON SATISFACTION OR PERMITTED WAIVER OF THE CONDITIONS, THE HOLDERS OF NOTES THAT HAVE NOT CONSENTED FOR ANY REASON WILL BE BOUND THEREBY EVEN THOUGH THEY HAVE NOT CONSENTED TO SUCH PROPOSED AMENDMENTS. SEE " -- CERTAIN CONSIDERATIONS."

      If the Requisite Consents are received and the other Conditions are satisfied or, if permissible, waived, we will pay (directly or through an agent) to each Holder who consents by delivering a properly executed and completed Consent Form to the Tabulation Agent by the Expiration Date, and does not revoke such Consent prior to the Expiration Date, the Consent Fee as promptly as practicable after the date on which the Proposed Amendments and Waivers become operative. Because Consents provided by our affiliates will not be effective, no Consent Fee will be paid with respect to Consents given by our affiliates.

      Failure to deliver a Consent Form will have the same effect as if a Holder had voted "Against" the Proposed Amendments and Waivers. We will provide notice to Holders of the receipt of the Requisite Consents, the execution of a Supplemental Indenture, the satisfaction or waiver of the Conditions and the date on which the Proposed Amendments and Waivers become operative.

      The delivery of a Consent Form will not affect a Holder's right to sell or transfer the Notes. If a Holder delivers a Consent and subsequently transfers its Notes prior to the Expiration Date, any payment pursuant to the Consent Solicitation with respect to such Notes will be made pursuant to the instructions contained in the Consent to the Holder who executes and delivers the Consent, unless the Consent with respect to such Notes has been validly revoked at any time prior to the Expiration Date.

      Beneficial owners of Notes who wish to provide a Consent and whose Notes are held, as of the Record Date, in the name of a broker, dealer, commercial bank, trust company or other nominee institution must contact such nominee promptly and instruct such nominee, as the Holder of such Notes, to execute and deliver promptly a Consent Form on behalf of the beneficial owner prior to the Expiration Date.

CONSENT FEE

      In the event that we receive the Requisite Consents and the Conditions described below are satisfied or waived, we will pay a Consent Fee to each Holder, other than any of our affiliates, who delivers a valid and unrevoked Consent to the Proposed Amendments by the Expiration Date. The Consent Fee will be a cash payment of $5 per $1,000 principal amount of Notes as to which such valid and unrevoked Consents are delivered. If a Consent Fee is paid, all Holders who have not delivered a Consent by the Expiration Date will not be entitled to receive any Consent Fee, but will be bound by the Proposed Amendments once operative. Payment of the Consent Fee will be made promptly after the Proposed Amendments and Waivers become operative.

      For a discussion of the material United States federal tax consequences that may result from the Consent Solicitation, see "Certain Federal Income Tax Consequences."

RECORD DATE

      The Record Date for the determination of Holders entitled to give Consents pursuant to the Consent Solicitation is 5:00 p.m., New York City time, on October 18, 2004. We reserve the right to establish from time to time any new date as the Record Date and, thereupon, any such new date will be deemed to be the "Record Date" for purposes of the Consent Solicitation.

CONDITIONS TO THE CONSENT SOLICITATION

      Our obligation to pay the Consent Fee in respect of valid and unrevoked Consents is conditioned upon receipt by the Tabulation Agent by the Expiration Date of the Requisite Consents, i.e., valid and unrevoked Consents from Holders representing not less than a majority in aggregate principal amount of outstanding Notes, excluding any Notes owned by us or any of our affiliates, and on satisfaction, or waiver by aaiPharma if permissible, of the following conditions:

      (1) satisfaction or waiver of all conditions to the effectiveness of the Senior Debt Amendment,

      (2) substantially concurrently with the date on which the Proposed Amendments and Waivers become operative, satisfaction of the Interest Requirement, and

      (3) the absence of any law or regulation which would, and the absence of any injunction or action or other proceeding (pending or threatened) which (in the case of any action or proceeding if adversely determined) would, make unlawful or invalid or enjoin the implementation of the Proposed Amendments and Waivers or the payment of the Consent Fee or that would question the legality or validity thereof (together with (1) and (2) above, the "Conditions").

      If the Conditions specified above are not satisfied or (to the extent permitted) waived on or prior to the Expiration Date, or such later date as we may specify, we may, in our sole discretion and without giving any notice, allow the Consent Solicitation to lapse, or extend the solicitation period and continue soliciting Consents in the Consent Solicitation. Notwithstanding the foregoing, no Consent shall be valid for more than 90 days after the Record Date. Subject to applicable law, the Consent Solicitation may be abandoned or terminated for any reason at any time, in which case any Consents received will be voided and no Consent Fee will be paid to any Holders.

      The Conditions listed in clauses (1) and (2) above are conditions for your benefit as holders of the Notes and cannot be waived by us. The condition specified in clause (3) above is for the benefit of aaiPharma and may be waived or extended in our sole discretion.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

      The Expiration Date for the Consent Solicitation is 10:00 a.m., New York City time, on October 29, 2004, unless we, in our sole discretion, extend the period during which the Consent Solicitation is open, in which case the term "Expiration Date" means the latest date and time to which the Consent Solicitation is extended. In order to extend the Expiration Date, we will notify the Tabulation Agent in writing or orally of any extension prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date and will make a public announcement thereof as promptly as practicable thereafter. We may extend the Consent Solicitation on a daily basis or for such specified period of time as we determine in our sole discretion. Failure by any Holder or beneficial owner of the Notes to be so notified will not affect the extension of the Consent Solicitation.

      During any extension of the Consent Solicitation, all Consents validly delivered will remain effective unless validly revoked prior to the Expiration Date. No Consents may be revoked on or after the Expiration Date unless we specifically so provide.

      Subject to applicable laws, we reserve the right, in our sole discretion and regardless of whether any of the Conditions have been satisfied, at any time prior to the Expiration Date, to (1) terminate the Consent Solicitation for any reason, or for no reason, (2) extend the Expiration Date, (3) amend the terms of the Consent Solicitation or (4) modify the form or amount of the consideration to be paid pursuant to the Consent Solicitation. If we develop sources of liquidity other than by incurring indebtedness, if we incur indebtedness in compliance with the Indenture or if we can cure existing defaults under the Indenture, we may terminate this Consent Solicitation.

      If the Consent Solicitation is amended or modified in a manner that we determine to constitute a material change to the Holders, we will promptly disclose such amendment or modification in a manner we deem to be appropriate and may, if we deem it appropriate, extend the Consent Solicitation for a period we deem to be adequate to permit the Holders to deliver and/or revoke their Consents.

      In the event that the Consent Solicitation is withdrawn or otherwise not completed, the Consent Fee will not be paid or become payable.

CONSENT PROCEDURES

      This Consent Solicitation Statement and the Consent Form are being sent to all Holders. Only Holders (or their duly designated proxies, as described below) may execute and deliver a Consent Form. A beneficial owner of Notes who is not the Holder of such Notes (e.g., a beneficial owner whose Notes are recorded in the name of a nominee such as a brokerage firm) and who wants to consent to the Proposed Amendments and Waivers and receive the Consent Fee must either (1) arrange for the Holder to execute the Consent and deliver it to the Tabulation Agent on such beneficial owner's behalf or (2) obtain a proxy duly executed by the Holder authorizing the beneficial owner to execute and deliver to the Tabulation Agent the Consent with respect to the Notes on behalf of such Holder.

      We anticipate that DTC or its nominee will execute an omnibus proxy in favor of DTC participants (i.e., brokers, banks and other financial institutions that participate through DTC or its nominee), beneficially holding such Notes, which will authorize each such DTC participant to consent to the Proposed Amendments and Waivers with respect to the principal amount of Notes shown as beneficially owned by such DTC participant on the books of DTC on the Record Date. For purposes of this Consent Solicitation, the term "Holder" shall be deemed to include DTC participants, and DTC has authorized participants to execute Consents as if they were Holders of record. If DTC or its nominee has authorized a proxy to execute a Consent, then the Consent must be executed by the DTC Participant. Any Notes not held by DTC or a DTC participant must be executed in the name of the Holder.

      Any beneficial owner of Notes held of record on the Record Date by DTC or its nominee, through authority granted by DTC, may direct the DTC participant through which such beneficial owner's Notes are held in DTC on the Record Date to execute, on such beneficial owner's behalf, or may obtain a proxy from such DTC participant and execute directly as if such beneficial owner were a Holder, the Consent with respect to Notes beneficially owned by such beneficial owner on the date of execution.

HOW TO CONSENT

      All Consent Forms that are properly executed and delivered to the Tabulation Agent by the Expiration Date and not validly revoked prior to the Expiration Date will be given effect in accordance with the specifications therein. A Holder who has delivered a Consent to the Tabulation Agent prior to the date hereof will be deemed to have delivered a Consent on the terms and conditions of the Consent Solicitation, as modified by this Consent Solicitation Statement. Holders of Notes who have previously delivered Consents pursuant to the Consent Solicitation do not need to deliver new Consents in order to receive the Consent Fee.

      Holders who have not previously delivered a valid Consent and who desire to act with respect to the Proposed Amendments should so indicate by marking the appropriate box and signing and dating the accompanying Consent Form included herewith and delivering it to the Tabulation Agent at the address set forth in the Consent Form, in accordance with the instructions contained herein and therein. If none of the boxes in the Consent Form are checked, but the Consent Form is otherwise completed and properly executed, the Holder will be deemed to have consented to the Proposed Amendments. Signatures must be guaranteed in accordance with instruction 5 of the Consent Form unless the Consent is given by or for the account of an Eligible Institution (as defined in the Consent Form).

      The Consent Form must be executed in exactly the same manner as the name of the Holder. An authorized DTC participant must execute the Consent Form exactly as its name appears on DTC's position listing as of the Record Date. If the Notes are held of record by two or more joint Holders, all such Holders must sign the Consent Form. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by aaiPharma, must submit proper evidence satisfactory to aaiPharma of such person's authority to so act. If the Notes are registered in different names, separate Consent Forms must be executed covering each form of registration. If a Consent Form is executed by a person other than the Holder, then such person must have been authorized by proxy or in some other manner acceptable to aaiPharma to execute the Consent Form with respect to the applicable Notes on behalf of the Holder. Any beneficial owner of the Notes who is not a Holder of record of such Notes must arrange with the person who is the Holder of record or such Holder's assignee or nominee to execute and deliver a Consent Form on behalf of such beneficial owner.

      If a Consent relates to fewer than all the Notes held of record as of the Record Date by the Holder providing such Consent, such Holder must indicate on the Consent Form the aggregate dollar amount (in integral multiples of $1,000) of such Notes to which the Consent relates. Otherwise, the Consent will be deemed to relate to all such Notes. The Holder will receive the Consent Fee for only that portion of such Notes to which the Consent relates.

      A HOLDER MUST COMPLETE, SIGN AND DATE THE CONSENT FORM (OR PHOTOCOPY THEREOF) RELATING TO SUCH HOLDER'S NOTES AND DELIVER SUCH CONSENT FORM TO THE TABULATION AGENT BY MAIL, FIRST-CLASS POSTAGE PREPAID, HAND DELIVERY, OVERNIGHT COURIER OR FACSIMILE TRANSMISSION (WITH AN ORIGINAL TO BE DELIVERED SUBSEQUENTLY) AT THE ADDRESS OR FACSIMILE NUMBER OF THE TABULATION AGENT SET FORTH HEREIN AND ON THE BACK COVER PAGE HEREOF. DELIVERY OF CONSENT FORMS SHOULD BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT THE CONSENT FORM IS RECEIVED BY THE EXPIRATION DATE (AND, IN THE CASE OF FACSIMILE TRANSMISSION, THAT THE ORIGINAL CONSENT FORM IS RECEIVED BY THE TABULATION AGENT PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE THIRD BUSINESS DAY FOLLOWING THE EXPIRATION DATE). UNDER NO CIRCUMSTANCES SHOULD ANY PERSON TENDER OR DELIVER NOTES TO AAIPHARMA, THE TRUSTEE, THE TABULATION AGENT OR ANY OTHER PARTY AT ANY TIME. HOWEVER, WE RESERVE THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY AAIPHARMA OR THE TRUSTEE.

      We reserve the right to accept Consent Forms delivered by any other reasonable means or in any form that reasonably evidences the giving of Consent.

      We will resolve all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Consents and revocations of Consents, and our determinations will be binding. We reserve the absolute right to reject any or all Consents and revocations that are not in proper form or the acceptance of which could, in the opinion of our counsel, be unlawful. We also reserve the right to waive any irregularities in connection with deliveries which we may require to be cured within such time as we determine. None of aaiPharma, the Trustee, the Tabulation Agent or any other person shall have any duty to give notification of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms or notices of revocation will not be deemed to have been made until any irregularities have been cured or waived. Our interpretation of the terms and conditions of the Consent Solicitation (including this Consent Solicitation Statement and the accompanying Consent Form and the instructions hereto and thereto) will be final and binding on all parties.

REVOCATION OF CONSENTS

      EACH PROPERLY COMPLETED AND EXECUTED CONSENT FORM, INCLUDING CONSENT FORMS DELIVERED TO THE TABULATION AGENT PRIOR TO THE DATE HEREOF, WILL BE COUNTED, NOTWITHSTANDING ANY TRANSFER OF THE NOTES TO WHICH SUCH CONSENT RELATES, UNLESS THE PROCEDURE FOR REVOCATION OF CONSENTS DESCRIBED BELOW HAS BEEN FOLLOWED.

      Prior to the Expiration Date, a Consent as to any Note may be revoked by the Holder granting such Consent, or any subsequent holder of such Note or portion of such Note evidencing the same debt as the consenting Holder's Note (in integral multiples of $1,000). We may extend the scheduled Expiration Date beyond 10:00 a.m., New York City time, on October 29, 2004, without extending the period in which you may revoke a previously delivered Consent, if the Supplemental Indenture becomes effective.

      A Holder desiring to revoke a Consent must, prior to the Expiration Date, deliver to the Tabulation Agent at the address or facsimile number set forth herein and on the back cover of this Consent Solicitation Statement a written revocation of such Consent containing the name of such Holder, the serial number of the Notes to which such revocation relates (or in the case of a DTC participant the account numbers), the principal amount of Notes to which such revocation relates and the signature of such Holder.

      A revocation must be executed in the name appearing on the corresponding Notes, or by the person(s) authorized to sign as evidenced by proxy or in any other written manner acceptable to aaiPharma. If a revocation is signed by a proxy, trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation. A revocation of a Consent will be effective only as to the Notes listed on the revocation and only if such revocation complies with the provisions of this Consent Solicitation Statement. A beneficial owner of Notes who is not the Holder of such Notes must arrange with the Holder to execute and deliver either to the Tabulation Agent on such beneficial owner's behalf, or to such beneficial owner for forwarding to the Tabulation Agent by such beneficial owner, a revocation of any Consent already given with respect to such Notes.

      A Holder who has delivered a revocation at any time prior to the Expiration Date may thereafter deliver a new Consent in accordance with procedures described in this Consent Solicitation Statement at any time at or prior to the Expiration Date.

      Prior to the Expiration Date, we intend to consult with the Tabulation Agent to determine whether the Tabulation Agent has received any revocations of Consents. We reserve the right to contest the validity of any revocation, and we will determine all questions as to the validity (including time of receipt) of any revocation in our sole discretion, which determination will be conclusive and binding subject only to final review as may be prescribed by the Trustee concerning proof of execution and ownership. None of aaiPharma, the Trustee, the Tabulation Agent or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor shall any of them incur any liability for failure to give such notification.

TABULATION AGENT

      We have retained Global Bondholder Services Corporation to act as information agent to provide information and services to Holders in connection with the Consent Solicitation and as Tabulation Agent to receive, tabulate and verify Consents. For such services, we have agreed to pay reasonable and customary fees and to reimburse the Tabulation Agent for its reasonable out-of-pocket expenses in connection with such services. We have agreed to indemnify the Tabulation Agent against certain liabilities and expenses in connection with the Consent Solicitation.

      Requests for assistance in completing and delivering the Consent Form or requests for additional copies of this Consent Solicitation Statement, the accompanying Consent Form and other related documents, including the Indenture, should be directed to the Tabulation Agent at its address and telephone number set forth herein and on the back cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

      THE EXECUTED CONSENT FORM AND ANY OTHER DOCUMENTS REQUIRED BY THE CONSENT FORM SHOULD BE SENT TO THE TABULATION AGENT AT THE ADDRESS SET FORTH IN THE CONSENT FORM, AND NOT TO AAIPHARMA OR THE TRUSTEE. HOWEVER, WE RESERVE THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY AAIPHARMA OR THE TRUSTEE. UNDER NO CIRCUMSTANCES SHOULD ANY PERSON TENDER OR DELIVER NOTES TO AAIPHARMA, THE TRUSTEE OR THE TABULATION AGENT.

FEES AND EXPENSES

      We will bear the costs of the Consent Solicitation. We will reimburse the Trustee for expenses that the Trustee incurs in connection with the Consent Solicitation. We will also reimburse banks, trust companies, securities dealers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding this Consent Solicitation Statement, the accompanying Consent Form and other materials to beneficial owners of the Notes. We have agreed to pay the fees and expenses of legal counsel to the Ad Hoc Committee and certain fees to the financial advisors to the Ad Hoc Committee.

CERTAIN CONSIDERATIONS

      If the Requisite Consents are obtained and the other Conditions are satisfied or, if permissible, waived, the Proposed Amendments and Waivers will become operative, and all Holders will be bound by the Proposed Amendments and Waivers, whether or not they have provided Consents.

      HOLDERS ARE REQUESTED TO READ AND CAREFULLY CONSIDER THIS ENTIRE CONSENT SOLICITATION STATEMENT, INCLUDING THE MATTERS DESCRIBED IN THE CONSENT FORM. PLEASE REVIEW "RISK FACTORS" FOR A DISCUSSION OF SOME OF THE RISKS YOU SHOULD CONSIDER BEFORE YOU CONSENT TO THE PROPOSED AMENDMENTS AND WAIVERS.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of certain U.S. federal income tax consequences of the adoption of the Proposed Amendments and payment of the Consent Fee and is intended for general informational purposes only. This summary is based upon current U.S. federal income tax law, which is subject to change, possibly with retroactive effect, and to different interpretations. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular Holders in light of their individual circumstances or to certain types of Holders subject to special tax rules (e.g., financial institutions, insurance companies, partnerships or other pass-through entities for U.S. federal income tax purposes, broker-dealers and tax-exempt organizations) or to persons that hold the Notes as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes or U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ from those summarized below. In addition, this summary does not discuss any foreign, state or local tax considerations. This summary assumes that Holders have held and will hold their Notes as "capital assets" for U.S. federal income tax purposes (generally, property held for investment). Each Holder should consult its tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the adoption of the Proposed Amendments and payment of the Consent Fee.

      As used herein, the term "U.S. Holder" is a beneficial owner of the Notes that, for U.S. federal income tax purposes, is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or (iii) a trust or an estate the income of which is subject to U.S. federal income tax regardless of its source. A Non-U.S. Holder is a beneficial owner of the Notes that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes. If a partnership holds the Notes, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners of partnerships holding the Notes are urged to consult their tax advisors.

      U.S. HOLDERS

      Although the matter is not free from doubt, we intend to take the position that the adoption of the Proposed Amendments and the receipt by U.S. Holders of the Consent Fee should not result in a deemed exchange of the Notes for U.S. federal income tax purposes. Based on such position, the adoption of the Proposed Amendments should have no U.S. federal income tax consequences to U.S. Holders except that a U.S. Holder should recognize ordinary income in the amount of Consent Fee received by such U.S. Holder at the time that the Consent Fee accrues or is received, in accordance with such U.S. Holder's regular method of accounting for U.S. federal income tax purposes. If, however, the adoption of the Proposed Amendments were treated as resulting in a deemed exchange of the Notes for U.S. federal income tax purposes, a U.S. Holder generally would recognize gain or loss in an amount equal to the difference between the U.S. Holder's adjusted tax basis in the Notes and the issue price of the "new" Notes deemed received in exchange therefor. For this purpose, the issue price of the "new" Notes would be the fair market value of the Notes on the date of the deemed exchange if the Notes are considered to be traded on an established securities market (within the meaning of the Treasury regulations), or otherwise would be the stated principal amount of the Notes.

      A U.S. Holder may be subject to backup withholding (currently at a rate of 28%) with respect to the payment of the Consent Fee unless the U.S. Holder (i) is a corporation or comes within certain other exempt categories or (ii) provides a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding imposed on a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service (the "IRS").

      NON-U.S. HOLDERS

      We intend to deduct U.S. federal withholding tax at a 30% rate from the amount of any Consent Fee paid to a Non-U.S. Holder, unless (i) the Non-U.S. Holder is engaged in the conduct of a U.S. trade or business with which the Consent Fee is effectively connected and provides a properly executed IRS Form W-8ECI, or (ii) an applicable income tax treaty reduces or eliminates such withholding tax in respect of "other income" and the Non-U.S. Holder provides a properly executed IRS Form W-8BEN claiming the benefits of such treaty. Non-U.S. Holders are urged to consult their own tax advisors regarding the treatment of the Consent Fee under the U.S. federal income tax withholding rules, including eligibility for a withholding tax exemption or reduction under an applicable income tax treaty.

                   LITIGATION AND GOVERNMENTAL INVESTIGATIONS

      We are party to lawsuits and administrative proceedings incidental to the normal course of our business. Our material legal proceedings are described below. We cannot predict the outcomes of these matters. As noted below, we believe that the liabilities discussed below related to such lawsuits or proceedings could have a material adverse effect on our consolidated financial condition, results of operations and cash flows. Prosecuting and defending these material legal proceedings, including responding to governmental inquiries, has resulted, and is expected to continue to result, in a significant diversion of management's attention and resources and an increase in professional fees.

GOVERNMENT INVESTIGATIONS

      In April 2004, in connection with an investigation conducted by the United States Attorney's Office for the Western District of North Carolina, we received five federal grand jury subpoenas for document production and potential testimony related to, among other things, certain transactions regarding our 2002 and 2003 financial information, the terms, conditions of employment and compensation arrangements of certain of our senior management personnel, compensation and incentive arrangements for employees responsible for the sale of our Brethine, Darvocet, calcitriol, azathioprine and Darvon Compound products, quantities of the foregoing products in distribution channels, financial benefits with respect to specified corporate transactions to our senior management and others, certain loans obtained by us, extensions of credit, if any, by us to officers or directors, accounting for sales and returns of our foregoing products, our analysts' conference calls on financial results, internal and external investigations of pharmaceutical product sales activities, and related matters. The SEC has also commenced an investigation and we have received a subpoena from the SEC covering similar matters. Certain of our current and former officers and directors have received subpoenas to appear before the federal grand jury. A former officer of aaiPharma, David M. Hurley, has been advised by the U.S. Attorney's Office that he is a target of its investigation.

      We and the Special Committee have agreed to cooperate fully with the government investigations, and the Special Committee has agreed to share all results of its investigation with the SEC and the U.S. Attorney's Office. The U.S. Attorney's Office, SEC and other government agencies that are investigating or might commence an investigation of aaiPharma could impose, based on a claim of fraud, material misstatements, violation of false claims law or otherwise, civil and/or criminal sanctions, including fines, penalties, and/or administrative remedies. If any government sanctions are imposed, which we cannot predict or reasonably estimate at this time, our business, financial condition, results of operations or cash flows could be materially adversely affected. These matters have resulted, and are expected to continue to result, in a significant diversion of management's attention and resources and in significant professional fees.

      On January 2, 2004, we received separate letters from the Kentucky Office of Attorney General and the Florida Office of Attorney General advising that each was currently investigating allegations regarding our pricing practices related to our average manufacturer price and best price calculations that are used by the government to set Medicaid reimbursement rates. Neither letter requested that we provide any information, and each letter merely requested that we retain all documents with respect to these calculations pursuant to a newly adopted federal regulation that would have permitted the destruction of these documents three years after the applicable prices were reported, except to the extent we were aware of an ongoing investigation. It is our understanding that many other pharmaceutical companies received similar letters at that time from attorneys general in a number of states and that such letters may have been in response to the new federal regulation that would have otherwise allowed the destruction of documents reflecting these pricing calculations. A number of attorneys general, including the Florida and Kentucky attorneys general, petitioned the U.S. Secretary of Health and Human Services to withdraw the new regulation. We are not aware of any further developments in these investigations.

FEDERAL SECURITIES, DERIVATIVE AND ERISA LITIGATION

      We and certain of our current and former officers and directors have been named as defendants in purported stockholder class action lawsuits alleging violations of federal securities laws and a stockholder derivative action alleging violations of state law fiduciary responsibilities. The securities lawsuits were filed beginning in February 2004 and are pending in the U.S. District Court for the Eastern District of North Carolina. The securities lawsuits assert claims arising under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder on behalf of a class of purchasers of our common stock during the period from January 31, 2002 through

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

and including March 1, 2004. The securities complaints allege generally that the defendants knowingly or recklessly made false or misleading statements during the Class Period concerning our financial condition and that our financial statements did not present our true financial condition and were not prepared in accordance with generally accepted accounting principles. The securities complaints seek certification as a class action, unspecified compensatory damages, attorneys' fees and costs, and other relief. By order dated April 16, 2004, the district court consolidated the securities lawsuits into one consolidated action. We expect that these plaintiffs will file a consolidated, amended complaint in December 2004, to which we will respond in lieu of responding to the individual complaints. The stockholder derivative suit asserts state law claims for breach of fiduciary duty, gross negligence, breach of contract, and insider trading, and seeks unspecified compensatory damages, attorneys' fees and costs, and other relief.

      In addition, we, one of our former officers, certain of our employees and others have been named in a purported class action brought by an aaiPharma pension plan participant and beneficiary asserting claims under ERISA on behalf of a class of all persons who are or were participants or beneficiaries of the aaiPharma Inc. Retirement and Savings Plan during the period from April 24, 2002 to March 31, 2004. The complaint alleges generally that the defendants breached fiduciary duties owed under ERISA with respect to the investment of Plan assets in aaiPharma stock by misleading participants and beneficiaries of the Plan regarding our earnings, prospects, and business condition. The complaint seeks certification as a class action, unspecified compensatory damages, attorneys' fees and costs, and other relief. This ERISA lawsuit is pending in U.S. District Court for the Eastern District of North Carolina. We expect that plaintiff will file a consolidated, amended complaint in December 2004. The proceedings in this matter are expected to be coordinated with the securities lawsuits described above.

      These lawsuits are at an early stage. A lead plaintiff in the securities litigation was appointed on October 14, 2004, and consolidated amended complaints have not yet been served in the securities and ERISA litigation. The derivative action has not yet been formally served on us. We are not required to file an answer or motion to dismiss in the securities and ERISA lawsuits until after service of a consolidated amended complaint on us in those actions, and no discovery has yet occurred in either the securities or derivative litigation.

      By, and subject to, the terms of our bylaws, we have certain obligations to indemnify the current and former officers, directors and employees of the Company who have been named as defendants in these lawsuits. We have purchased D&O insurance that may provide coverage for some or all of these lawsuits and governmental investigations. We have given notice to our D&O insurance carriers of the securities and derivative suits described above, and the insurers have responded by requesting additional information and by reserving their rights under the policies, including the rights to deny coverage under various policy exclusions or to rescind the policies. There is a risk, however, that the D&O insurance carriers will rescind the policies or that some or all of the claims or expenses will not be covered by such policies; or that, even if covered, our ultimate liability will exceed the available insurance. Our fiduciary liability insurance carrier has denied coverage of claims made in connection with the ERISA litigation.

      Although we intend to vigorously pursue all defenses available in these lawsuits, an adverse determination in these lawsuits or an inability to obtain payment under our insurance policies for litigation and indemnification costs and any damages ultimately borne by us as a result of these lawsuits and investigations could have a material adverse effect on our business, financial condition, results of operations or cash flows.

PATENT LITIGATION

      We are a party to a number of legal actions with generic drug companies. We are involved in four lawsuits centered on our omeprazole-related patents, including one lawsuit brought by us against an alleged infringer of our patents and three lawsuits which were brought by third parties against us and are currently essentially inactive. Omeprazole is the active ingredient found in Prilosec, a drug sold by AstraZeneca.

      Two omeprazole-related cases have been filed against us by Dr. Reddy's Laboratories, Ltd. and Reddy-Cheminor, Inc. in the U.S. District Court for the Southern District of New York in July 2001 and November 2001. The plaintiffs in these cases have challenged the validity of five patents that we have obtained relating to omeprazole and are seeking a declaratory judgment that their generic form of Prilosec does not infringe these patents. Additionally, in one of the suits they have alleged misappropriation of trade secrets, tortious interference, unfair competition and violations of the North Carolina Unfair Trade Practice Act. We have denied the substantive allegations made in these cases.

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

      Both of these cases against us are in early stages of litigation. However, while these plaintiffs have sought approval from the FDA to market a generic form of Prilosec, to the best of our knowledge as of October 20, 2004, no such FDA approval has been granted to them. In addition, these plaintiffs' omeprazole product has been found in separate litigation to infringe certain patents of AstraZeneca and the infringement findings have been upheld on appeal. These lawsuits are essentially inactive at this time. Only limited discovery has occurred in these lawsuits and no additional discovery is currently being sought. No dates have been set for the trials. In the event that these lawsuits again become active, we intend to vigorously defend the patents' validity and to determine whether or not the plaintiffs' product infringes any of our relevant patents.

      The third case involving our omeprazole patents was brought against us in August 2001 by Andrx Pharmaceuticals, Inc. in the U.S. District Court for the Southern District of New York. Andrx has challenged the validity of three of our omeprazole patents and has also sought a declaratory judgment that its generic omeprazole product does not infringe these patents. Furthermore, Andrx claims violations of federal and state antitrust laws with respect to the licensing of these omeprazole patents and has sought injunctive relief and unspecified treble damages. We have denied the substantive allegations made by Andrx.

      This case is in an early stage of litigation. While Andrx has received FDA approval for its generic omeprazole product, to our knowledge, it is not currently marketing this drug in the U.S. following judicial findings, which have been upheld on appeal, that Andrx's omeprazole product infringed certain AstraZeneca patents. No date has been set for trial. No discovery is currently being sought. We have filed a motion to dismiss the litigation on various grounds and Andrx has objected to our motion. The lawsuit is essentially inactive at this time. As of October 20, 2004, the judge has not decided our motion to dismiss the litigation.

      The fourth case involving our omeprazole patents was brought in December 2002 by us against Kremers Urban Development Co., Schwarz Pharma Inc. and Schwarz Pharma AG (collectively, together with the other named defendants, "KUDCO") in the U.S. District Court for the Southern District of New York. KUDCO has a generic omeprazole product with final FDA marketing approval, was found not to infringe the AstraZeneca patents in the separate AstraZeneca patent litigation, and is currently selling its generic substitute for Prilosec in the U.S. marketplace.

      We initially brought the lawsuit alleging infringement of our U.S. Patent No. 6,268,385. Following the collection of additional information concerning KUDCO's commercially marketed product, we sought leave of the court to file an amended complaint, adding additional claims of infringement and contributory infringement under our U.S. Patent No. 6,326,384 and joining as defendants Schwarz Pharma Manufacturing Inc. and Schwarz Pharma USA Holdings Inc. These two patents include, among other claims, claims directed to compositions and methods wherein certain characteristics of solid state omeprazole are essentially the same in formulated drug product as in its active ingredient.

      In September 2003, the judge granted us leave to file the first amended complaint adding our second patent and the additional KUDCO affiliates to the lawsuit. Following initial discovery, we sought leave of the court to file a second amended complaint, adding Kremers Urban Inc., another KUDCO affiliate, to the lawsuit. On February 26, 2004, the judge granted us leave to file the second amended complaint, adding Kremers Urban Inc. to the lawsuit.

      KUDCO has filed its answer to our complaint, denying our claims, asserting various affirmative defenses to our claims (including patent invalidity and non-infringement), and asserting counterclaims and antitrust violations under federal and state antitrust laws. KUDCO is also contesting the personal jurisdiction of the court over all of the defendants in this lawsuit other than Kremers Urban Development Co., Kremers Urban Inc. and Schwarz Pharma Inc. Motions on the jurisdictional issues are pending before the court. We have denied the substantive allegations made by KUDCO in its counterclaims, and the court has granted our motion to stay the antitrust discovery.

      Substantial discovery of both sides' documents and of defendants' product samples has occurred in the lawsuit, although both sides asserted numerous discovery deficiencies against the other. On February 26, 2004, the judge assigned the discovery disputes to a federal magistrate for resolution. Discovery is continuing at this time. The parties previously had agreed to the commencement of the trial in January 2005 but later moved the trial date to June 2005.

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

      We have previously indicated to KUDCO a willingness to grant a license under our omeprazole patents for an appropriate royalty. In the absence of KUDCO taking a royalty-bearing license, we are seeking damages equal to a reasonable royalty on all infringing sales by the KUDCO defendants since commercial launch of their generic substitute for Prilosec on December 9, 2002 through the date of a judicial decision in the litigation, and a permanent injunction on subsequent sales thereafter (unless KUDCO takes a license), among other remedies, in the event that we ultimately prevail in the litigation. The KUDCO defendants have publicly confirmed sales of their generic omeprazole product during the first sixteen months after launch of their product of approximately $1.1 billion. In the absence of a license or settlement, we intend to vigorously prosecute the case, defend our patent rights and defend against the foregoing defenses and counterclaims asserted by KUDCO.

      It is possible that the omeprazole-related patents subject to the foregoing four lawsuits will be found invalid, unenforceable or not infringed and, while currently stayed by the court, it is possible that the defendants' antitrust counterclaims in the KUDCO litigation will ultimately be allowed to proceed and be litigated. If adverse findings were to occur, they could have a material adverse effect on our consolidated financial statements, results of operations or cash flow could result.

      In cases where we have initiated an action, we intend to prosecute our claims to the full extent of our rights under the law. In cases where we are named defendants, we intend to vigorously pursue all defenses available.

ATHLON LITIGATION

      On April 15, 2004, we filed a lawsuit against Athlon Pharmaceuticals, Inc. in the U.S. District Court for the Northern District of Georgia seeking a declaratory judgment that we were entitled to terminate the Service Agreement (the "Athlon Service Agreement") dated July 16, 2003, as amended, between us and Athlon as well as damages and injunctive relief for material breaches of the Athlon Service Agreement by Athlon. The Athlon Service Agreement incorporated the terms and conditions pursuant to which representatives of Athlon would promote the sale of our Darvocet A500 product to physicians. We initially paid Athlon $3,350,000 to build its sales force to promote the sale of our Darvocet A500, and the terms of the Athlon Service Agreement would require us to pay Athlon an additional $1,200,000 each month for such services for the contract period of 36 months, commencing in October 2003, subject to Athlon's compliance with certain representations, warranties and covenants, some of which are described below.

      The lawsuit asserts that Athlon has materially breached the Athlon Service Agreement in several ways, including failure to: (i) provide the required number of sales representatives during our launch of Darvocet A500 commencing in October 2003, (ii) use its best efforts to promote Darvocet A500 at the targeted levels of first and second pharmaceutical details to physicians, (iii) perform the services to the best of its ability, as contractually required, and (iv) require its sales representatives to perform the contracted services, as required, in a professional manner consistent with industry standards and in conformance with that level of care and skill ordinarily exercised by professional contract sales organizations in similar circumstances. The lawsuit also asserts that Athlon breached its representation and warranty that it would perform, and would require its sales representatives to perform, the contracted services in substantially the same manner that it would promote Athlon's own products.

      Athlon has asserted several counterclaims, including breach of an implied covenant of good faith in fair dealing and anticipatory breach of the contract. We have filed a reply denying these allegations.

      In May 2004, the Company ceased making payments under the Athlon Service Agreement, and on June 4, 2004, we sent a notice of termination of the agreement to Athlon. On July 7, 2004, we amended the lawsuit to assert claims of fraud and breaches of contract and implied covenants, seeking to recover compensatory and punitive damages and attorneys' fees. Athlon has amended its counterclaim to assert fraud claims and to seek punitive damages. The litigation is in its early stages and discovery has commenced. No trial date has been set.

      On August 11, 2004, Athlon filed a lawsuit against us, also in the U.S. District Court for the Northern District of Georgia, alleging that we breached the Asset Purchase Agreement (the "Purchase Agreement") dated July 16, 2003 pursuant to which we acquired Darvocet A500 from Athlon. Athlon is seeking royalties it alleges we failed properly to calculate and pay under the Purchase Agreement, as well as attorneys' fees.

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

      We have denied the substantive allegations in this case and have moved to have the case consolidated with the contract sales force litigation described above. Athlon is resisting consolidation. We have also filed counterclaims. This litigation is also in its early stages, and discovery has recently begun. No trial date has been set.

      We intend to prosecute our claims and counterclaims, and defend against the claims and counterclaims made by Athlon, in these lawsuits to the full extent permitted by law.

CIMA LITIGATION

      In August 2004, CIMA Labs, Inc. initiated a lawsuit against us in Hennepin County District Court in Minnesota alleging fraud and breach of contract relating to the merger agreement that we had entered into with CIMA on August 5, 2003. In its complaint, CIMA seeks to recover the $11.5 million it paid to us pursuant to that merger agreement upon CIMA's termination of that merger agreement to permit it to accept a competing merger proposal, as well as $5 million in other costs. We have filed an answer to CIMA's complaint denying liability and CIMA has initiated discovery requests. The Company intends to continue to vigorously defend this litigation.

                                                                       EXHIBIT A

                                     Form of

                                  CONSENT FORM

       SOLICITATION OF CONSENTS RELATING TO THE 11.5% SENIOR SUBORDINATED
                                 NOTES DUE 2010

                                       OF

                                 AAIPHARMA INC.

               FOR A CONSENT FEE OF $5 PER $1,000 PRINCIPAL AMOUNT

                  The Tabulation Agent for the Solicitation is:

                     GLOBAL BONDHOLDER SERVICES CORPORATION

 By Hand, Mail or           For Information:               By Facsimile
Overnight Courier:   Banks and Brokers Call Collect:       Transmission:
    65 Broadway              (212) 430-3774               (212) 430-3775
     Suite 704
New York, NY 10006     All Others Call Toll-Free:      Confirm by Telephone:

                             (866) 857-2200               (212) 430-3774

THE CONSENT SOLICITATION EXPIRES AT 10:00 A.M., NEW YORK CITY TIME, ON OCTOBER 29, 2004, UNLESS EXTENDED BY US (THE "EXPIRATION DATE"). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE EXPIRATION DATE.

      If certain conditions are satisfied or, to the extent permissible, waived, including receipt of valid and unrevoked Consents from Holders (as defined) of a majority in outstanding principal amount of the Notes, excluding any Notes owned by the Company or any of its affiliates ("Requisite Consents") by the Expiration Date, the Company will pay to each holder of record of Notes as of 5:00 p.m., New York City time, on October 18, 2004 (such time and date, the "Record Date"), who has validly delivered (and has not revoked) a valid Consent, $5 for each $1,000 principal amount of such Notes (the "Consent Fee"). If the Requisite Consents are received, the Consents will bind all holders of the Notes, including those that did not give their Consent. As of the Record Date, $175,000,000 in aggregate principal amount of Notes was outstanding.

      Holders should deliver Consents only to the above-named Tabulation Agent. Holders should not tender or deliver Notes to the Company, the Trustee or the Tabulation Agent at any time.

      Only Holders as of the Record Date may execute Consents. The Depository Trust Company ("DTC") will authorize participants set forth in the position listing of DTC as of the Record Date (each, a "DTC Participant") to execute Consents as if they were Holders as of the Record Date of the Notes then held of record for such DTC Participants in the name of DTC or in the name of its nominee. Accordingly, for purposes of the Consent Solicitation, the term "Holder" of any Notes held by DTC as of the Record Date for a DTC Participant shall be deemed to include such DTC Participant. Delivery of this Consent Form to DTC does not constitute delivery to the Tabulation Agent.

      List below the certificate number(s) and aggregate principal amount of Notes for which this Consent is given. If the space provided is inadequate, list all such information on a separately executed schedule and affix the schedule to this Consent Form. No alternative, conditional or contingent Consents will be accepted.

                              Description of Notes

  Name(s) and Address(es) of
Registered Holder(s) or Name of
      DTC Participant and                                  Aggregate Principal   Principal Amount as to
   Participant's DTC Account                                 Amount of Notes       which Consents are
Number in which Notes are Held    Certificate Number(s)*       Represented               Given**
-------------------------------   ----------------------   -------------------   ----------------------
                                                           $                           $



Total Principal Amount of Notes                            $                           $

      The names and addresses of the registered Holders should be printed, if not already printed above, exactly as they appear on the certificates representing the Notes identified above.

      THE UNDERSIGNED CONCURS WITH THE COMPANY'S DETERMINATION THAT THE NOTES EXISTING AFTER THE CONSENT SOLICITATION (ASSUMING THAT THE REQUISITE CONSENTS ARE RECEIVED AND AS A RESULT, THE SUPPLEMENTAL INDENTURE IS EXECUTED) ARE NOT A DIFFERENT SECURITY FROM THE NOTES EXISTING PRIOR TO THE CONSENT SOLICITATION AND HEREBY WAIVES ANY CLAIM TO THE CONTRARY.

      THE UNDERSIGNED AUTHORIZES THE TABULATION AGENT TO DELIVER THIS CONSENT TO THE COMPANY AND THE TRUSTEE AS EVIDENCE OF THE UNDERSIGNED'S CONSENT TO MAKE CERTAIN MODIFICATIONS TO THE INDENTURE DESCRIBED IN THE CONSENT SOLICITATION STATEMENT (AS DEFINED BELOW), AND OF CERTAIN WAIVERS, ALL AS DESCRIBED IN THE CONSENT SOLICITATION STATEMENT.

------------------------

* Need not be completed by Holders whose Notes are held of record by DTC or its nominee.

** Unless otherwise specified in the column labeled "Principal Amount as to which Consents are Given," the registered Holder will be deemed to have delivered a Consent in respect of the entire aggregate amount represented by the Notes indicated in the column labeled "Aggregate Principal Amount of Notes Represented."

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

      Upon the terms set forth in the Consent Solicitation Statement (the "Consent Solicitation Statement") dated October 22, 2004 of aaiPharma Inc. (the "Company"), receipt of which is hereby acknowledged, and in accordance with this Consent Form, the undersigned hereby consents to the Proposed Amendments to the Indenture governing the Notes as described in the Consent Solicitation Statement and to Waivers as described in the Consent Solicitation Statement, with respect to the aggregate principal amount of the Notes specified in the box above entitled "Description of Notes" under the column "Principal Amount as to which Consents are Given" (or, if nothing is indicated under the latter column heading, with respect to the entire aggregate principal amount described in such box). The undersigned acknowledges and agrees that the Consent given hereby may not be revoked except in accordance with the procedures set forth in the Consent Solicitation Statement (and agrees that it will not attempt to do so). Terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Consent Solicitation Statement.

      By the execution and delivery hereof, the undersigned irrevocably constitutes and appoints the Tabulation Agent as its agent and attorney-in-fact (with full knowledge that the Tabulation Agent also acts as the agent of the Company) with respect to the Consent given hereby with full power of substitution to deliver this Consent to the Company and the Trustee. The power of attorney granted in this paragraph shall be deemed to be coupled with an interest, shall be irrevocable from and after the Expiration Date, and shall survive the death or incapacity of the undersigned.

      The undersigned hereby represents and warrants that the undersigned is the beneficial owner of the Notes listed above, is the Holder or beneficial owner as of the Record Date and has full power and authority to give the Consent contained herein. The undersigned will, upon request, execute and deliver any additional documents deemed by the Tabulation Agent, the Trustee or the Company to be necessary or desirable to perfect the undersigned's Consent.

                        CONSENT FEE PAYMENT INSTRUCTIONS

      As promptly as practicable after the Proposed Amendments and Waivers become operative, the Company will pay to all Holders of the Notes whose Consents are properly received prior to the Expiration Date (and have not been validly revoked), the Consent Fee set forth in the Consent Solicitation Statement. Only a Holder in respect of which there has been delivered a valid and unrevoked Consent prior to the Expiration Date will be entitled to receive a Consent Fee. A Holder of a Note who does not submit a Consent in respect of such Note will not be entitled to receive a Consent Fee in respect of such Note.

      Holders whose Consents are not received by the Tabulation Agent prior to the Expiration Date will NOT be entitled to a Consent Fee. The method of delivery of all documents is at the election of the Holder.

      Each Holder may elect to receive the Consent Fee by check or wire. Holders electing to receive the Consent Fee by wire should provide the information requested below. If no indication of payment preference is provided, Holders will receive the Consent Fee by check. Unless otherwise indicated below, the check will be issued in the name of, and sent to, the Holder.

              BY CHECK                              BY WIRE TRANSFER
-------------------------------------   ----------------------------------------
MAKE CHECK PAYABLE AND MAIL CHECK TO:   WIRE FUNDS TO:

Name:________________________________   Name of Bank:___________________________
     (Please print)                                  (Please print)

Address:_____________________________   Bank ABA#:______________________________
_____________________________________
            (Please include zip code)   Bank Address:___________________________
                                        ________________________________________
                                                       (Please include zip code)
Taxpayer Identification
or Social Security Number____________
(See Substitute Form W-9)               Account #:______________________________

                                PLEASE SIGN HERE

          (To be completed by all Holders of Notes providing Consents)

      By completing, executing and delivering this Consent Form, the undersigned hereby consents to the Proposed Amendments and Waivers described in the Consent Solicitation Statement with respect to the aggregate principal amount of the Notes listed in the box above labeled "Description of Notes" under the column heading "Principal Amount as to which Consents are Given" (or, if nothing is indicated under the latter column heading, with respect to the entire aggregate principal amount represented by the Notes described in such box).

      An authorized DTC Participant must execute this Consent Form exactly as such DTC Participant's name appears on DTC's position listing as the owner of such Notes as of the Record Date. If this Consent Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth the full title of the authorized signatory and see Instruction 2.

________________________________________________________________________________
             Signature(s)of Record Holder(s) or Authorized Signatory
                        (See guarantee requirement below)

Dated___________________________________________________________________________

Name(s)_________________________________________________________________________
                                 (Please Print)

Capacity________________________________________________________________________

Address_________________________________________________________________________
                              (Including Zip Code)

Area Code and Telephone Number__________________________________________________

Tax Identification or Social Security No._______________________________________

                    COMPLETE ACCOMPANYING SUBSTITUTE FORM W-9
                          MEDALLION SIGNATURE GUARANTEE
                    (If Required - See Instructions 1 and 2)

Authorized Signature____________________________________________________________

Name of Firm____________________________________________________________________

                                  INSTRUCTIONS

          FORMING PART OF THE TERMS AND CONDITIONS OF THE SOLICITATION

      1. Signature Guarantees. Signatures on this Consent Form must be guaranteed by a Medallion Signature Guarantor, unless this Consent is being delivered by (i) a Participant in DTC whose name appears on a security position listing as the owner of such Notes as of the Record Date or (ii) by an Eligible Institution.

      If the Notes are held of record as of the Record Date in the name of a person other than the signatory to this Consent Form, then the signatures on this Consent Form must be guaranteed by a Medallion Signature Guarantor as described above. See instruction 2.

      2. Signatures on Consent Form. If this Consent Form is signed by a DTC Participant whose name is shown on a security position listing as the owner of the Notes with respect to which this Consent is being delivered as of the Record Date, the signature must correspond with the name shown on the security position listing as the owner of such Notes.

      If any of the Notes with respect to which this Consent is being delivered are held of record as of the Record Date in the name of two or more Holders, all such Holders must sign this Consent Form. If any of the Notes with respect to which this Consent is being delivered are held of record as of the Record Date in different names on several certificates, it will be necessary to complete, sign and submit as many separate Consent Forms as there are different Holders of record of certificates.

      If this Consent Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person's authority to so act must be submitted with this Consent.

      IF THIS CONSENT FORM IS SIGNED OTHER THAN BY THE HOLDER(S) OF RECORD AS OF THE RECORD DATE OF THE NOTES WITH RESPECT TO WHICH THIS CONSENT IS BEING DELIVERED, SUCH NOTES MUST BE ACCOMPANIED BY A DULY COMPLETED PROXY ENTITLING THE SIGNATORY TO DELIVER A CONSENT WITH RESPECT TO SUCH NOTES ON BEHALF OF SUCH HOLDER(S), SIGNED EXACTLY AS THE NAME OR NAMES OF SUCH HOLDER(S) APPEAR ON THE DTC SECURITIES POSITION LISTING AND SIGNATURES ON SUCH PROXY MUST BE GUARANTEED BY A MEDALLION SIGNATURE GUARANTOR, UNLESS THE SIGNATURE IS THAT OF AN ELIGIBLE INSTITUTION.

      3. Requests for Assistance or Additional Copies. Any questions or requests for assistance or additional copies of the Consent Solicitation Statement or this Consent Form may be directed to the Tabulation Agent at one of its telephone numbers set forth in the Consent Solicitation Statement. A Holder may also contact such Holder's broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

                            IMPORTANT TAX INFORMATION

      Under current U.S. federal income tax law, a registered Holder who receives a Consent Fee from the Company as consideration for such Holder's Consent generally is required to provide the Tabulation Agent with such Holder's current taxpayer identification number ("TIN") on Substitute Form W-9 below, or, alternatively, to establish another basis for an exemption from backup withholding. If such Holder is an individual, the TIN is generally his or her Social Security number. If the Tabulation Agent is not provided with the correct TIN, the Holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any payment made to such Holder with respect to any Consent Fees paid pursuant to the Consent Solicitation may be subject to backup withholding, which under current law is imposed at a rate of 28%.

      Certain Holders (including, among others, all corporations and Non-U.S. Holders (as defined in the Consent Solicitation Statement under "Certain U.S. Federal Income Tax Consequences -- Non-U.S. Holders")) are not subject to backup withholding, but may be required to establish their exemption therefrom. Non-U.S. Holders should complete the appropriate Internal Revenue Service Form W-8 (which, depending on the particular circumstances of the Non-U.S. Holder, may be Form W-8BEN, Form W-8IMY, Form W-8ECI, or Form W-8EXP) to establish their entitlement to an exemption from backup withholding. These forms can be obtained from the Tabulation Agent.

      If backup withholding applies, the Tabulation Agent is currently required to withhold 28% of any payment made to the Holder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained form the Internal Revenue Service, provided certain conditions are met.

      To avoid backup withholding on any payment made to a Holder with respect to any Consent Fees paid pursuant to the Consent Solicitation, the Holder is required to notify the Tabulation Agent of the Holder's current TIN by completing Substitute Form W-9 below, certifying that the TIN provided on the form is correct and that (i) the Holder has not been notified by the Internal Revenue Service that the Holder is subject to backup withholding as a result of failure to report all interest or dividends or (ii) the Internal Revenue Service has notified the Holder that the Holder is no longer subject to backup withholding.

      Non-U.S. Holders may be subject to withholding, even if such Holders are not subject to backup withholding, as described in the Consent Solicitation Statement under "Certain U.S. Federal Income Tax Consequences -- Non-U.S. Holders."

WHAT NUMBER TO GIVE THE TABULATION AGENT

      A Holder completing Substitute Form W-9 should give the Tabulation Agent the TIN (e.g., Social Security number or Employer Identification Number) of the record owner of the Notes. If the Notes are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

                          PAYER'S NAME: AAIPHARMA INC.

                      PART 1 -- PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND
SUBSTITUTE            CERTIFY BY SIGNING AND DATING BELOW.                           _____________________________
FORM W-9                                                                               Social Security Number(s)
                                                                                      OR
                                                                                     _____________________________
                                                                                        Employer Identification
                                                                                               Number(s)

DEPARTMENT OF THE     PART 2 --                                                      PART 3--
TREASURY INTERNAL     CERTIFICATION -- Under Penalties of Perjury, I certify that:   Awaiting TIN              [ ]
REVENUE SERVICE

                      (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued for me), and

                      (2)   I am not subject to backup withholding because: (a) I
                            am exempt from backup withholding, or (b) I have not     PART 4--
                            been notified by the Internal Revenue Service (IRS)
                            that I am subject to backup withholding as a result      Exempt from backup
                            of a failure to report all interest or dividends, or     withholding               [ ]
                            (c) the IRS has notified me that I am no longer
                            subject to backup withholding, and

                      (3)   I am a U.S. person (including a U.S. resident alien).

PAYER'S REQUEST FOR   CERTIFICATION INSTRUCTIONS -- You must cross out item
TAXPAYER              (2) above if you have been notified by the IRS that you
IDENTIFICATION        are currently subject to backup withholding because of
NUMBER ("TIN")        underreporting interest or dividends on your tax return.
AND CERTIFICATIONS
                      Name_______________________________________

                      Address____________________________________
                                             (include zip code)

                      SIGNATURE__________________________________   DATE__________

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY
      IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 28% OF ANY CONSENT FEE PAID TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

NOTE: YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART
      3 OF THE SUBSTITUTE FORM W-9.

            CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

      I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (2) I intend to mail or deliver such an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me in respect of the Consent Fees thereafter will be withheld until I provide a taxpayer identification number to the payer.

SIGNATURE_____________________________________________   DATE___________________

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

      GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

                                         GIVE THE NAME AND                                           GIVE THE NAME AND
                                          SOCIAL SECURITY                                         EMPLOYER IDENTIFICATION
    FOR THIS TYPE OF ACCOUNT:              NUMBER OF  --            FOR THIS TYPE OF ACCOUNT:          NUMBER OF  --
---------------------------------   ---------------------------   -----------------------------   -----------------------
1.  Individual                      The individual                6.  Sole proprietorship or      The owner(3)
                                                                      single-owner LLC

2.  Two or more individuals         The actual owner of the       7.  A valid trust, estate, or   Legal entity(4)
    (joint account)                 account or, if combined           pension trust
                                    funds, the first individual
                                    on the account(1)

3.  Custodian account of a minor    The minor(2)                  8.  Corporate or LLC electing   The corporation
    (Uniform Gift to Minors Act)                                      corporate status on Form
                                                                      8832

4.  a.  The usual revocable         The grantor-trustee(1)        9.  Association, club,          The organization
        savings trust (grantor is                                     religious, charitable,
        also trustee)                                                 educational, or other
                                                                      tax-exempt organization

    b.  So-called trust account     The actual owner(1)
        that is not a legal or
        valid trust under State
        law

5.  Sole proprietorship or          The owner(3)                  10. Partnership or              The partnership
    single-owner LLC                                                  multi-member LLC

                                                                  11. A broker or registered       The broker or nominee
                                                                      nominee

                                                                  12. Account with the             The public entity
                                                                      Department of Agriculture
                                                                      in the name of a public
                                                                      entity (such as a state
                                                                      or local governmental,
                                                                      school district or
                                                                      prison) that receives
                                                                      agricultural program
                                                                      payments.

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)   Circle the minor's name and furnish the minor's social security number.

(3) YOU MUST SHOW YOUR INDIVIDUAL NAME, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

      Holders desiring to deliver Consents should complete, sign and date this Consent Form in accordance with the instructions herein and mail or deliver it and any other required documents to the Tabulation Agent at its address set forth below.

              The Tabulation Agent for the Consent Solicitation is:

                     GLOBAL BONDHOLDER SERVICES CORPORATION

                                   65 BROADWAY
                                    SUITE 704
                               NEW YORK, NY 10006
         BANKS AND BROKERAGE FIRMS, PLEASE CALL COLLECT: (212) 430-3774
                   ALL OTHERS CALL: (866) 857-2200 (TOLL FREE)

      Delivery of a Consent Form to an address other than the address listed below or transmission of instructions by facsimile other than as set forth below is not valid delivery of the Consent Form. However, we reserve the right to accept Consent Forms delivered by any reasonable means or in any form that reasonably evidences the giving of Consent. The Consent Form and any other required documents should be sent or delivered by each Holder or such Holder's broker, dealer, commercial bank, trust company or other nominee to the Tabulation Agent at its address or facsimile number set forth below.

      Requests for additional copies of the Consent Solicitation Statement and Consent Form may be directed to the Tabulation Agent at its telephone numbers and locations listed below.

   The Tabulation Agent and Information Agent for the Consent Solicitation is:

                     GLOBAL BONDHOLDER SERVICES CORPORATION

Delivery to Global Bondholder Services Corporation for the Consent Solicitation:

     By Regular or Certified Mail:       By Hand or by Overnight Mail or Courier:
Global Bondholder Services Corporation    Global Bondholder Services Corporation
        65 Broadway - Suite 704                   65 Broadway - Suite 704
          New York, NY 10006                        New York, NY 10006

                                  By Facsimile
                     (Eligible Guarantor Institutions Only):
                                  212-430-3775

                    To Confirm Facsimile Receipt by Telephone
                     (Eligible Guarantor Institutions Only)
                                  212-430-3774

                                For Information:
                           Noteholders Call Toll-Free:
                                  866- 857-2200
                         Banks and Brokers Call Collect:
                                  212-430-3774

    You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.